Exhibit E

File Name: 4th Fiscal Year (Fiscal Year Ending September 2026) Convocation of Extraordinary Meeting Last Updated: February 27, 2026, 15:37:25

Securities Code: 5259

March 12, 2026

(Start Date of Electronic Provision Measures: March 5, 2026)

To Our Shareholders:

2-5-1 Atago, Minato-ku, Tokyo

BBD Initiative Inc.

Yuichi Inaba, Representative Director and President

Notice of Convocation of Extraordinary Shareholders Meeting

This exchange offer or business combination is made for the securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with Japanese accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors may be residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

We hereby notify you that the Extraordinary Shareholders Meeting (the “Shareholders Meeting”) of BBD Initiative Inc. (the “Company”) will be held as set forth below.

Upon convening the Shareholders Meeting, the Company has taken electronic provision measures, and the matters subject to such electronic provision measures are posted as “Notice of Convocation of Extraordinary Shareholders Meeting” on the following website.

[Company’s Website]
https://bbdi.co.jp

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To view the information, please access the above website and click the buttons in the order of “IR Information,” “IR Library,” and “Shareholders Meeting.”

In addition to the above, the information is also posted on the website of Tokyo Stock Exchange, Inc. (“TSE”). To view such information, please access the following TSE website, enter and search for the Company name or the securities code (5259), and click the buttons in the order of “Basic Information” and “Documents for Public Inspection/PR Information.”

[TSE’s Website (Listed Company Search)]
https://www2.jpx.co.jp/tseHpFront/JJK020010Action.do?Show=Show

If you are unable to attend the Shareholders Meeting in person, your voting rights may be exercised in writing or via the Internet. Please review the Reference Documents for Shareholders Meeting posted in the matters subject to electronic provision measures, and exercise your voting rights by 6:00 p.m. on Thursday, March 26, 2026, by either: (i) indicating your approval or disapproval for each proposal in the enclosed voting rights exercise form and returning it to the Company; or (ii) accessing the voting rights exercise website designated by the Company (https://evote.tr.mufg.jp/) and entering your approval or disapproval for each proposal.

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1.	Date and Time

10:00 a.m., Friday, March 27, 2026 (venue opens at 9:30 a.m.)

2.	Venue

AP Toranomon, 11th Floor, Room B

NS Toranomon Building (Nihon Shuzo Toranomon Building)

1-6-15 Nishi-Shimbashi, Minato-ku, Tokyo

(Please see “Map to Shareholders Meeting Venue” attached at the end of this Notice.)

3.	Matters for Resolution

Proposal: Approval of Absorption-Type Merger

4.	Other Matters Determined in Convening the Meeting

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Voting rights may be exercised by proxy only when a shareholder appoints one (1) proxy who is also a shareholder with voting rights. In such case, the proxy is asked to please submit to the reception desk at the venue: (i) the voting rights exercise form of the shareholder who will attend as a proxy; and (ii) a document evidencing the proxy authority (a letter of proxy and the voting rights exercise form of the shareholder whose voting rights will be exercised by proxy).

•	If voting rights are exercised both via the Internet and in writing, the exercise of voting rights via the Internet shall be deemed effective.

•	If voting rights are exercised multiple times via the Internet, the latest exercise shall be deemed effective.

•	If there is no indication of approval or disapproval for each proposal in the voting rights exercise form, the vote will be deemed as an indication of approval.

- End -

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◎	When attending the meeting in person, please submit the enclosed voting rights exercise form to the reception desk at the venue.

◎	Please note that the Company will not distribute any gifts to shareholders attending the General Meeting of Shareholders.

◎	In the event that any amendments are made to the matters subject to electronic provision measures, details of the amendments will be posted on each of the relevant websites.

◎

Among the matters subject to electronic provision measures, the following matters are not stated in the documents to be delivered to shareholders who have made a request for the delivery of documents, pursuant to applicable laws and regulations and Article 17, Paragraph (2) of the Company’s Articles of Incorporation:

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(i)

“(A) Contents of the Articles of Incorporation of the company surviving the absorption-type merger” under “(2) Particulars of reference regarding the consideration for the merger (Article 182(1)(ii) and (4) of the Regulations for Enforcement of the Companies Act)” of “3. Outline of the Matters Prescribed in the Items of Article 182(1) of the Regulations for Enforcement of the Companies Act (excluding items (v) and (vi))” under the Proposal “Approval of the Absorption-Type Merger Agreement” in the Reference Documents for Shareholders Meeting.

(ii)

“1) Contents of the financial statements, etc. in relation to the most recent business year of the company surviving the absorption-type merger” under “(A) Particulars related to the company surviving the absorption-type merger,” in “(4) Particulars related to financial statements, etc. (Article 182(1)(iv) and (6) of the Regulations for Enforcement of the Companies Act)” of “3. Outline of the Matters Prescribed in the Items of Article 182(1) of the Regulations for Enforcement of the Companies Act (excluding items (v) and (vi))” under the Proposal “Approval of the Absorption-Type Merger Agreement” in the Reference Documents for Shareholders Meeting.

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Information on Exercising Voting Rights

The voting rights at the Shareholders Meeting are important shareholder rights.

Please exercise your voting rights after reviewing the reference materials for the Shareholders Meeting set out below.

Voting rights may be exercised by any of the following three (3) methods:

In the case of exercising voting rights in writing (by postal mail)

Please indicate your approval or disapproval for each proposal in the enclosed voting rights exercise form and mail it without affixing a postage stamp. If there is no indication of your approval or disapproval for each proposal in the voting rights exercise form, the vote will be deemed as having indicated approval for the proposal.
Exercise Deadline	By 6:00 p.m., Thursday, March 26, 2026

In the case of exercising voting rights via the Internet

Please access the voting rights exercise website (https://evote.tr.mufg.jp/) from a PC or smartphone, enter the “Login ID” and “Temporary Password” stated in the enclosed voting rights exercise form, and follow the on-screen instructions to enter your approval or disapproval for each proposal.
Exercise Deadline	By 6:00 p.m., Thursday, March 26, 2026

In the case of attending the Shareholders Meeting

Please bring the enclosed voting rights exercise form and submit it to the reception desk at the venue on the day of the Shareholders Meeting (it is not necessary to affix a seal). Please also bring this Notice.
Date and Time	10:00 a.m., Friday, March 27, 2026 (venue opens at 9:30 a.m.)

Venue	AP Toranomon, 11th Floor, Room B
NS Toranomon Building (Nihon Shuzo Toranomon Building) 1-6-15 Nishi-Shimbashi, Minato-ku, Tokyo

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Information on Exercising Voting Rights via the Internet

If you exercise your voting rights via the Internet, please do so after confirming the matters set out below.

If you will attend the meeting in person on the day, you are not required to perform any procedures to exercise voting rights either by postal mail (voting rights exercise form) or via the Internet.

Voting Rights Exercise Deadline By 6:00 p.m., Thursday, March 26, 2026

About the Voting Rights Exercise Website

(1)

Exercising voting rights via the Internet can be carried out only by accessing the voting rights exercise website designated by the Company (https://evote.tr.mufg.jp/) from a PC or smartphone (please note. however, that this service is suspended daily from 2:30 a.m. to 4:30 a.m.).

(2)

Depending on the shareholder’s Internet environment, the website may not be available, such as where a firewall is used for the Internet connection, antivirus software is enabled, TLS-encrypted communication is not specified, or a proxy server is used.

(3)

Voting rights exercised via the Internet will be accepted until 6:00 p.m. on Thursday, March 26, 2026; however, please exercise your voting rights as early as possible, and if you have any questions, please contact the help desk.

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How to Enter the Login ID and Temporary Password

On the voting rights exercise website (https://evote.tr.mufg.jp/), please use the “Login ID” and the “Temporary Password” stated in the voting rights exercise form, and follow the on-screen instructions to enter your approval or disapproval.

1. Access the voting rights exercise website.

MUFG 三菱UFJ信託銀行
株主総会に関するお手続きサイトへようこそ
Click “Next Screen”

2. Enter the “Login ID” and the “Temporary Password” stated in the stub (right-hand side) of your voting rights exercise form.

ログインID
パスワード
または仮パスワード
ログイン
Click “Log In”

Voting Rights Exercise Website
https://evote.tr.mufg.jp/

<Important Notes>

- Shareholders using this service may change the “Temporary Password” on the voting rights exercise website in order to prevent unauthorized access by third parties other than shareholders (“impersonation”) and tampering with voting instructions.
- Each time a general meeting of shareholders is convened, a new “Login ID” and “Temporary Password” will be notified to the shareholders.

[Handling of Voting Rights When Exercised Multiple Times]

(1) If voting rights are exercised both by postal mail and via the Internet, the exercise of voting rights via the Internet shall be deemed effective.

[Expenses Incurred in Accessing the Voting Rights Exercise Website]

- Any expenses incurred in accessing the voting rights exercise website (such as Internet connection charges) shall be borne by the shareholder.

If you have any questions about operating your PC or smartphone when exercising your voting rights via the Internet, please contact the help desk shown on the right.

Mitsubishi UFJ Trust and Banking Corporation
Stock Transfer Agency Department, Help Desk

0120-173-027

(Toll-free / Hours: 9:00 a.m. to 9:00 p.m.)

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Reference Documents for Shareholders Meeting

Proposal and Reference Matters

Proposal: Approval of the Absorption-Type Merger Agreement

The Company and Headwaters Co., Ltd. (“Headwaters”) (the Company and Headwaters may also hereinafter be collectively referred to as the “Companies”) each resolved, at their respective board of directors meetings held on January 26, 2026, to enter into a merger agreement pertaining to an absorption-type merger in which Headwaters will be the surviving company and the Company will be the disappearing company (the “Merger”), with May 1, 2026 (scheduled) as the effective date, in order to integrate the management of the Companies based on the spirit of equality between the Companies (the “Business Integration”), and entered into such merger agreement (the “Merger Agreement”).

Accordingly, the Company hereby requests your approval of the Merger Agreement. The reasons for conducting the Merger, the contents of the Merger Agreement, and other matters related to the proposal are as set out below:

1.	Reason for Conducting Merger

(1)	Background of Business Integration

Headwaters has supported corporate digital transformation by developing AI-powered solutions. In particular, Headwaters’ core competencies are rooted in advanced technological capabilities cultivated across a wide range of areas, including the development of AI engines, the construction of cloud platforms, and the implementation of systems aimed at enhancing operational efficiency. In recent years, while the AI/DX market has grown significantly due to the rapid advancement of cutting-edge technologies such as generative AI and the expansion of the market, the competitive environment has become increasingly sophisticated. In order to respond to these changes and achieve sustainable growth, Headwaters recognizes the importance of consolidating management resources and maximizing the strengths of the Company and Headwaters toward further advancement.

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On the other hand, the Company listed its shares on the Tokyo Stock Exchange Mothers market in December 2017. Since its establishment in April 2023 as a pure holding company, i.e., the wholly owning parent company of Knowledge Suite Co., Ltd., through a sole share transfer, the Company has adopted the management philosophy of “Creating ‘Thank You’ from X-Tech (Cross-Tech),” and has supported the automation and autonomization of business operations, with a focus on the automation of sales activities, through SaaS and AI in order to supplement corporate labor shortages by means of digital transformation (DX). Currently, the Company’s group consists of the Company and five (5) consolidated subsidiary companies, and is composed of two (2) business segments: i.e., the “Digital Transformation (DX) Business” and the “Business Process Outsourcing (BPO) Business.” In addition, as specified in the “Notice on Capital and Business Alliance with Headwaters Co., Ltd., and Changes to Largest Shareholder (Major Shareholder) and Other Related Companies” dated August 14, 2025, released by the Company, the commencement of the capital and business alliance with Headwaters in August 2025 led the Company to firmly believe in the significant potential of AI and to decide to substantially shift its business focus from “DX,” under which it has supported mid-sized and small-to-medium enterprises, to “AX (AI Transformation).” Concurrently, the Company has initiated the transformation of its traditional SaaS-centered business model to providing “AI as a Service.” The Company has reaffirmed its firm belief that Headwaters is an indispensable partner for accelerating the pace of transformation and creating high added value in the process of considering and promoting this business shift. The Company has also come to firmly believe that, by combining the respective knowledge and strengths of the Companies, they will be able to develop AI products and services that generate greater synergies and establish a structure that allows them to promote their businesses in a complementary manner. Based on such firm beliefs, the Companies have determined that a deeper cooperative system becomes necessary to enable the further acceleration of the business shift, and, in order to accelerate not only the business shift but also efforts toward new business initiatives, the Companies have engaged in multiple rounds of consultations and decided to proceed with the Business Integration. The strategic significance of the Business Integration is to combine Headwaters’ advanced technological capabilities cultivated in the AI domain with the Companies’ market development capabilities to thereby establish a leading position in the domestic and global AI/DX markets. The Companies possess a high level of expertise across different fields, and by combining these strengths, the Companies believe that it will be possible to provide the market with high value-added services that could not have been achieved by either company alone, thereby further accelerating the digital transformation of client companies.

Furthermore, the synergy effects expected from the Business Integration include the creation of new services through the integration of AI implementation know-how and operational efficiency solutions, the promotion of cross-selling and up-selling by leveraging customer networks, and the creation of next-generation products by strengthening research and development capabilities. The Companies firmly believe that the collaboration of their AI engineering personnel will enable the acceleration of the development of innovative services, such as generative AI and advanced predictive analytics solutions.

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In carrying out the Business Integration, the Companies determined, after holding multiple rounds of consultations, that they would be able to create the maximum possible synergies by fully integrating the Companies’ management resources and unifying their technological capabilities, human resources and business foundations, and the Companies therefore selected an absorption-type merger as the scheme. Looking ahead to the promotion of business after the Business Integration, the Companies believe that securing cash on hand will broaden the scope for selecting a more flexible and diverse range of strategic options, and will enable the Companies to reliably capture future growth opportunities. In addition, achieving centralized management would be difficult and certain constraints may arise in realizing the effects of the Business Integration under a structure in which the Company’s legal personality were to remain in existence, such as a share exchange. Given the foregoing, the Companies believe that implementing integrated operations through an absorption-type merger is the optimal approach. The Companies believe that this approach will expand opportunities for shareholders to directly benefit from the growth and synergies after the Business Integration and that enhancing the Companies’ corporate appeal will also contribute to building a relationship in which shareholders will support the Companies in the long term.

As previously announced by Headwaters in its August 14, 2025 notice titled “Notice Concerning Acquisition of Shares in BBD Initiative Inc. (Conversion into an Equity Method Affiliate) and Execution of Capital and Business Alliance Agreement,” the Companies executed a Capital and Business Alliance Agreement in August 2025. Subsequently, the Companies commenced initiatives relating to the utilization of generative AI in specific SaaS products and have steadily promoted collaboration at the practical working level. Through these initiatives, the Companies have come to strongly recognize the compatibility of their businesses and the potential for collaboration, and after engaging in repeated good-faith discussions, the Companies have entered into the Merger Agreement in order to implement the Business Integration. The Business Integration will unify the Companies as one team to achieve sustainable growth that makes “1+1 into 3 or even 4,” and thereby deliver greater value than ever before to all stakeholders, including the Companies’ shareholders, employees, and business partners. The Companies firmly believe that the Business Integration will serve as an opportunity for significant advancement for the Companies, and are committed to working together to create a new future.

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(2)	Purpose of Business Integration

As detailed below, the Companies will proceed with the Business Integration to realize the benefits of integration, focusing on: (i) “creating new value through the integration of technology and products”; (ii) “expanding the business through the integration of human resources”; and (iii) “strengthening the financial foundation.”

(i)	Creating New Value through the Integration of Technology and Products

The Companies aim to develop next-generation services incorporating AI functionality by integrating Headwaters’ advanced expertise in AI implementation, which it has cultivated over time, with the portfolio of SaaS products offered by the Company. This will not only enhance the added value of existing products, but also establish a framework to bring new solutions to the market that support customers’ operational efficiency and the promotion of digital transformation, thereby strengthening the Companies’ competitive advantage.

(ii)	Expanding the Business through the Integration of Human Resources

The Companies aim to enhance their competitiveness in recruitment and to strengthen their AI personnel development system by integrating their engineering resources. This will enable the Companies to achieve both development speed and quality, and put in place a structure that is capable of handling a greater volume of projects. In addition, the Companies aim to create cross-selling and up-selling opportunities and to gain access to a broader range of markets.

(iii)	Strengthening the Financial Foundation

The Business Integration is expected to expand the Companies’ scale and enhance their creditworthiness. This will enable the Companies to further strengthen their financial foundation and establish a system capable of flexibly responding to large-scale industry restructuring and new investments. A robust financial foundation will support proactive investments in research and development and strategic initiatives such as M&A, and the Companies aim for this to serve as an important foundation to enable sustainable growth for the Companies over the medium to long term.

2.	Outline of Contents of Merger Agreement

For the contents of the Merger Agreement entered into between the Company and Headwaters as of January 26, 2026, please refer to Exhibit 1 “Absorption-Type Merger Agreement.”

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3.	Outline of the Matters Prescribed in the Items of Article 182(1) of the Regulations for Enforcement of the Companies Act (Excluding Items (v) and (vi))

(1)	Particulars regarding the appropriateness of the consideration for the Merger (Article 182(1)(i) and (iii) of the Regulations for Enforcement of the Companies Act)

(A)	Matters concerning the appropriateness of the number of shares to be delivered upon the Merger

1)	Contents of allotment pertaining to Merger

	Headwaters (Company surviving absorption-type merger)	Company (Company disappearing in absorption-type merger)
Allotment Ratio Pertaining to the Merger	1	0.50

(Note 1)	Allotment Ratio Pertaining to the Merger (the “Merger Ratio”)

0.50 shares of Headwaters shall be allotted and delivered for each share of the Company; provided, however, that no shares will be allotted or delivered in the Merger in respect of the 1,599,100 shares of the Company held by Headwaters (as of September 30, 2025) or the 296 treasury shares held by the Company (as of September 30, 2025).

(Note 2)	Number of Shares of Headwaters to be Delivered in the Merger (scheduled): Common shares: 2,260,412 shares

The number of shares to be delivered may be modified if there is any change in the number of treasury shares of the Company due to shareholders of the Company exercising their right to request the purchase of shares up to immediately before the effective time of the Merger.

Furthermore, Headwaters assumes that it will cover the entire number of shares to be delivered in the Merger by issuing new common shares.

(Note 3)	Handling of Shares Less Than One Unit

The shareholders of the Company who will hold shares of Headwaters constituting less than one unit (100 shares) (“Shares Less Than One Unit”) may use the following system available in relation to shares in Headwaters, and it is also possible to purchase and sell Shares Less Than One Unit that are available at certain securities firms. However, it is not possible to sell any Shares Less Than One Unit on a financial instruments exchange market.

• System for purchase of Shares Less Than One Unit (sale of shares constituting less than one unit (100 shares))

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The system under which shareholders holding Shares Less Than One Unit of Headwaters may demand that Headwaters purchase such Shares Less Than One Unit that they hold pursuant to Article 192, Paragraph (1) of the Companies Act.

(Note 4)	Treatment of Fractional Shares

If shareholders of the Company receive an allotment that results in fractional shares of Headwaters of less than one (1) share in connection with the Merger, an amount corresponding to such fractional shares shall be paid in cash to such shareholders in accordance with Article 234 of the Companies Act and other applicable laws and regulations.

2)	Grounds for valuation of the contents of the allotment pertaining to the Merger

a.	Grounds and reasons for the contents of allotment

To ensure the fairness and appropriateness of the Merger Ratio to be used in the Merger, the Companies each requested an independent third-party appraiser to calculate the Merger Ratio, and each obtained a valuation report on the Merger Ratio. Headwaters appointed Plutus Consulting Co., Ltd. (“Plutus Consulting”) as its third-party appraiser, and the Company appointed Akasaka International Accounting Co., Ltd. (“Akasaka International Accounting”) as its third-party appraiser.

With respect to Headwaters, Headwaters determined that the Merger Ratio is appropriate, based on, among other things, legal advice from TMI Associates, as its legal advisor, as well as the results of legal due diligence on the Company conducted by TMI Associates and the results of financial and tax due diligence conducted by Univis Consulting Co., Ltd., and as a result of holding multiple rounds of careful consultations with the Company taking into account the ranges of the valuation results determined by its third-party appraiser, Plutus Consulting, using the market price method, comparable listed company method and the discounted cash flow method (the “DCF method”).

With respect to the Company, as specified in “d. Measures to Ensure Fairness (Including Measures to Avoid Conflicts of Interest)” below, the Company carefully considered various conditions of the Merger while holding multiple rounds of consultations with Headwaters, taking into account, among other things, the results of the financial and tax due diligence on Headwaters obtained from Akasaka International Accounting, the valuation report on the

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Merger Ratio, financial advice from AGS FAS Co., Ltd. (“AGS FAS”), as the Company’s financial advisor, from a financial perspective, legal advice from Anderson Mori & Tomotsune Law Office (“Anderson Mori & Tomotsune”), as the Company’s legal advisor, and the results of legal due diligence on Headwaters, and while giving the maximum possible respect to the contents of the written response submitted by the special committee established by the Company (the “Special Committee”).

As a result, the Company determined that the Merger Ratio is appropriate and does not impair the interests of the Company’s general shareholders, because, as specified in “ii. Outline of Valuation” of “b. Matters Concerning Valuation” below, among the valuation results determined by the Company’s third-party appraiser, Akasaka International Accounting, the Merger Ratio is at the upper end of the valuation range under the average market price method, and it also falls within the valuation ranges under the comparable listed company method and the DCF method.

As specified above, the Companies each comprehensively considered factors including the respective financial conditions, asset status, future outlook, and other factors, with reference to the valuation results provided by their respective third-party appraisers and advice from their respective legal advisors, and based on the results of due diligence conducted by each Company on the other party, etc., and the Companies engaged in multiple rounds of careful negotiations and consultations concerning the Merger Ratio (and, with respect to the Company, also took into account the contents of the written response submitted by the Special Committee). As a result, the Companies ultimately determined that the Merger Ratio is appropriate, and agreed thereto.

The Merger Ratio may be changed upon consultation between the Companies if any material change arises in the conditions forming the basis of the valuation.

b.	Matters concerning valuation

i.	Names of appraisers and their relationship with the listed companies and the counterparty

Plutus Consulting, as Headwaters’ third-party appraiser, does not fall under a “related party” of the Companies and does not have any material interest in the Companies. The fees to be paid to Plutus Consulting pertaining to the Merger are fixed fees to be paid irrespective of whether the Merger is successful or unsuccessful.

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In addition, Akasaka International Accounting, as the Company’s third-party appraiser, does not fall under a “related party” of the Companies and does not have any material interest in the Companies. The fees to be paid to Akasaka International Accounting pertaining to the Merger are fixed fees to be paid irrespective of whether the Merger is successful or unsuccessful.

ii.	Outline of valuation

Plutus Consulting conducted the valuation by employing the market price method, as market prices of the Companies’ shares are available. In addition, Plutus Consulting employed the comparable listed company method, as there are several comparable listed companies and it is possible to infer the share value through comparison with such comparable listed companies. Furthermore, Plutus Consulting employed the DCF method, which is a valuation method that calculates the share value by discounting to present value the free cash flows expected to be generated in the future using a certain discount rate based on the future earnings of the Companies, in order to reflect the status of the Companies’ future business activities in the valuation.

The following shows the valuation results for the Merger Ratio under each method when the value per share of Headwaters is one (1).

Methods Employed		Valuation Range of the Merger Ratio
Headwaters	Company
Market Price Method	Market Price Method	0.45 ~ 0.50

Comparable Listed Company Method	Comparable Listed Company Method	0.23 ~ 1.03

DCF Method	DCF Method	0.35 ~ 0.64

Under the market price method, Plutus Consulting conducted the valuation by setting the valuation reference date as January 23, 2026, which is the business day immediately preceding the date of execution of the Merger Agreement, and using the closing prices of the common shares of the Companies on the TSE as of the valuation reference date and the simple average of the closing prices for the one-month, three-month and six-month periods ending on the valuation reference date (Headwaters: valuation reference date: 3,500 yen; one-month period: 3,105 yen; three-month period: 3,062 yen; six-month period: 3,433 yen; and the Company: valuation reference date: 1,591 yen; one-month period: 1,500 yen; three-month period: 1,531 yen; and six-month period: 1,571 yen).

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Under the comparable listed company method, the valuation was conducted by comparing market share prices of listed companies engaged in business relatively similar to that of the Companies and their financial indicators representing profitability and other factors.

Under the DCF method, Plutus Consulting evaluated Headwaters’ corporate value by discounting future cash flows based on the financial forecasts prepared by Headwaters to present value using a certain discount rate. The financial forecasts that constituted the assumptions for such valuation include fiscal years during which a substantial increase in profits and a substantial increase in free cash flows are anticipated. Specifically, for the fiscal years ending December 2026, December 2027 and December 2028, operating profit is expected to substantially increase (i.e., increases of 57%, 165%, and 116% from each of the previous years), due to: (i) an increase in net sales mainly as a result of higher project unit prices for AI integration services and digital transformation (DX) services achieved through hands-on development support led by business engineers well-versed in cutting-edge technologies; and (ii) efficiency improvements in the development process through the use of generative AI and AI-driven development. In addition, for the fiscal years ending December 2027 and December 2028, free cash flow is expected to substantially increase due to an increase in operating profit (i.e., increases of 177% and 131% from each of the previous years). In addition, it is difficult as of the date hereof to specifically estimate the synergies expected to be realized by the Merger, and therefore, such financial forecasts were prepared on the basis of Headwaters’ standalone plan that does not incorporate such synergies. On the other hand, Plutus Consulting evaluated the Company’s corporate value by discounting future cash flows based on the financial forecasts for the fiscal years ending September 2026 through September 2030 prepared by the Company to present value using a certain discount rate. The financial forecasts for the fiscal years ending September 2026 through September 2030 that served as the assumptions for such valuation include fiscal years during which a substantial increase in profits is anticipated. Specifically, for the fiscal years ending September 2028, September 2029 and September 2030, operating profit is expected to substantially increase (i.e., increases of 93%, 90%, and 38% from each of the previous years), due to an increase in the number of high value-added and high-performance AI product development projects and an increase in unit prices accompanying the business transformation from a conventional SaaS-centered business model to “AI as a Service.” In addition, for the fiscal years ending September 2027, September 2028, September 2029 and September 2030, free cash flow is expected to substantially increase due to an increase in operating profit (i.e., increases of 49%, 77%, 73%, and 41% from each of the previous years). In addition, it is difficult as of the date hereof to specifically estimate the synergies expected to be realized by the Merger, and therefore, such financial forecasts were prepared on the basis of the Company’s standalone plan that does not incorporate such synergies.

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In calculating the Merger Ratio, Plutus Consulting basically used the materials and information provided by Headwaters and the Company and information available to the general public as is, and relied on the assumptions that all such materials and information were accurate and complete and that there were no undisclosed facts that could have a material impact on the calculation of the Merger Ratio that had not been disclosed to Plutus Consulting. Plutus Consulting did not conduct its own verification on the accuracy or completeness of such materials and information, nor is it obligated to do so.

Plutus Consulting did not conduct its own valuation, appraisal or assessment on any of the assets or liabilities of Headwaters and the Company and their respective associated companies (including, without limitation, financial derivative products, off-balance sheet assets and liabilities, and other contingent liabilities), including any analysis and valuation of individual assets and liabilities, nor did it request a third party to conduct any valuation, appraisal or assessment.

Plutus Consulting assumes that the financial forecast information provided by Headwaters and the Company has been reasonably prepared based on the best possible forecasts and judgments available to their respective management teams as of the date hereof. Plutus Consulting relies on this information without conducting its own verification, upon obtaining Headwaters’ consent thereto. Plutus Consulting’s valuations are based on financial, economic, market, and other conditions as of January 23, 2026 for the market price method, and as of January 16, 2026 for all other methods.

On the other hand, Akasaka International Accounting conducted the valuation by employing the average market price method, as market prices of the Companies’ shares are available. In addition, Akasaka International Accounting employed the comparable listed company method, as there are multiple comparable listed companies for each of the Companies and it is possible to infer the share value by comparison with such comparable companies. Furthermore, Akasaka International Accounting employed the DCF method, which is a valuation method that calculates the share value by discounting the free cash flows expected to be generated in the future to present value by using a certain discount rate based on the future earnings of the Companies, in order to reflect the Companies’ future business plans in such valuation.

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The following shows the valuation results for the Merger Ratio under each method when the value per share of Headwaters is one (1).

Methods Employed		Valuation Range of the Merger Ratio
Headwaters	Company
Market Price Method	Market Price Method	0.45 ~ 0.50

Comparable Listed Company Method	Comparable Listed Company Method	0.18 ~ 1.42

DCF Method	DCF Method	0.37 ~ 0.90

Under the average market price method, Akasaka International Accounting conducted the valuation by setting the valuation reference date as January 23, 2026, which is the business day immediately preceding the date of execution of the Merger Agreement, and using the closing prices of the common shares of the Companies on the TSE as of the valuation reference date and the simple average of the closing prices for the one-month, three-month and six-month periods ending on the valuation reference date (Headwaters: valuation reference date: 3,500 yen; one-month period: 3,105 yen; three-month period: 3,062 yen; six-month period: 3,433 yen; and the Company: valuation reference date: 1,591 yen; one-month period: 1,500 yen; three-month period: 1,531 yen; and six-month period: 1,571 yen).

Under the comparable listed company method, the valuation was conducted by comparing market share prices of listed companies engaged in business relatively similar to that of the Companies and their financial indicators representing profitability and other factors.

Under the DCF method, Akasaka International Accounting evaluated Headwaters’ corporate value by discounting the future cash flows based on Headwaters’ financial forecasts for the fiscal years ending December 2026 through December 2028 prepared by Headwaters to present value using a certain discount rate. The financial forecasts underlying such valuation anticipate a substantial increase in profits. Specifically, operating profit is expected to increase by 57% from the previous year for the fiscal year ending December 2026, by 165% from the previous year for the fiscal year ending December 2027, and by 116% from the previous year for the fiscal year ending December 2028, due to an increase in net sales mainly as a result of higher project unit prices for AI integration services and DX services achieved through hands-on development support led by business engineers well-versed in cutting-edge technologies, and efficiency improvements in the development process through the use of generative AI and AI-driven development. Free cash flow is expected to increase by 843%

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from the previous year for the fiscal year ending December 2026, by 191% from the previous year for the fiscal year ending December 2027, and by 127% from the previous year for the fiscal year ending December 2028, due to an increase in operating profit. In addition, it is difficult as of the date hereof to specifically estimate the synergies expected to be realized by the Merger, and therefore, such financial forecasts were prepared on the basis of Headwaters’ standalone plan that does not incorporate such synergies.

On the other hand, Akasaka International Accounting evaluated the Company’s corporate value by discounting the future cash flows based on the Company’s financial forecasts for the fiscal years ending September 2026 through September 2030 prepared by the Company to present value using a certain discount rate. The financial forecasts underlying such valuation include fiscal years during which a substantial increase in profits is anticipated. Specifically, operating profit is expected to increase by 93% from the previous year for the fiscal year ending September 2028, by 90% from the previous year for the fiscal year ending September 2029, and by 38% from the previous year for the fiscal year ending September 2030, due to an increase in the number of high value-added and high-performance AI product development projects and an increase in unit prices accompanying the business transformation from a conventional SaaS-centered business model to “AI as a Service.” Free cash flow is expected to increase by 94% from the previous year for the fiscal year ending September 2028, by 83% from the previous year for the fiscal year ending September 2029, and by 37% from the previous year for the fiscal year ending September 2030, due to an increase in operating profit. In addition, it is difficult as of the date hereof to specifically estimate the synergies expected to be realized by the Merger, and therefore, such financial forecasts were prepared on the basis of the Company’s standalone plan that does not incorporate such synergies.

In calculating the Merger Ratio, Akasaka International Accounting basically used the materials and information provided by Headwaters and the Company and information available to the general public as is, and relied on the assumptions that all such materials and information were accurate and complete and that there were no undisclosed facts that could have a material impact on the calculation of the Merger Ratio that had not been disclosed to Akasaka International Accounting. Akasaka International Accounting did not conduct its own verification on the accuracy or completeness of such materials and information, nor is it obligated to do so.

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Akasaka International Accounting did not conduct its own valuation, appraisal or assessment on any of the assets or liabilities of Headwaters and the Company and their respective associated companies (including, without limitation, financial derivative products, off-balance sheet assets and liabilities, and other contingent liabilities), including any analysis and valuation of individual assets and liabilities, nor did it request a third party to conduct any valuation, appraisal or assessment. Akasaka International Accounting assumes that the financial forecast information provided by Headwaters and the Company has been reasonably prepared based on the best possible forecasts and judgments available to their respective management teams as of the date hereof. Akasaka International Accounting has relied on this information without conducting its own verification, upon obtaining the Company’s consent thereto. Akasaka International Accounting’s valuations are based on financial, economic, market, and other conditions as of January 23, 2026.

c.	Prospects of and reasons for delisting

In association with the Merger, the common shares of the Company are scheduled to be delisted from the TSE on April 28, 2026, pursuant to the delisting criteria of the TSE. After the delisting, the common shares of the Company will no longer be tradable on the TSE. However, since the common shares of Headwaters to be allotted to the shareholders of the Company on the effective date of the Merger are listed on the TSE, although some shareholders may receive only an allotment of shares constituting less than one unit depending on the number of shares they hold, shares constituting one unit or more will remain tradable on the TSE, and thus the Companies believe that the liquidity of the shares can be secured. In addition, even after the effective date of the Merger, the common shares of Headwaters will continue to be listed on the TSE Growth Market, which is Headwaters’ current listing market.

The shareholders of the Company who will come to hold shares of Headwaters constituting less than one unit as a result of the Merger will not be able to sell the shares constituting less than one unit on the TSE; however, they may demand that Headwaters purchase such shares constituting less than one unit. For details of such handling, please refer to Note 3 under “1) Contents of allotment pertaining to Merger” above. In addition, for details of the treatment of fractional shares in the event that fractional shares of less than one (1) share arise, please refer to Note 4 under “1) Contents of allotment pertaining to Merger” above.

The shareholders of the Company will be able to trade their common shares of the Company on the TSE in the same manner as before up to the final trading day, April 27, 2026 (scheduled), and will also be able to exercise their lawful rights as prescribed in the Companies Act and other applicable laws and regulations.

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d.	Measures to ensure fairness (including measures to avoid conflicts of interest)

The Merger does not constitute a material transaction with controlling shareholders, etc. for the Companies. On the other hand, given that Headwaters is the largest shareholder (major shareholder) and also falls under the category of being an “other associated company,” and holds 1,599,100 shares, equivalent to 26.13% of the total number of the Company’s issued shares (6,120,221 shares), and in light of the Companies’ capital relationship, the Companies have implemented the following measures to ensure fairness (including measures to avoid conflicts of interest) in order to exercise caution in the Companies’ decision-making, and from the perspective of ensuring the fairness of the Merger and avoiding any doubt as to conflicts of interest.

(a)	Obtaining valuation reports on the Merger Ratio from independent third-party appraisers for the Companies

From the perspective of ensuring the fairness of the Merger Ratio in the Merger, as specified in “(1) Grounds and Reasons for the Contents of Allotment” above, the Companies each requested a third-party appraiser independent from the Companies to calculate the Merger Ratio, and, with reference to such valuation results, the Companies engaged in good-faith negotiations and consultations, and each resolved at the respective board of directors meetings of the Companies held on January 26, 2026, to conduct the Merger at the Merger Ratio.

The Companies have not obtained any fairness opinion concerning the fairness of the Merger Ratio from their respective third-party appraisers.

(b)	Receiving advice from an independent law firm for Headwaters

Headwaters has appointed TMI Associates as its legal advisor in connection with the Merger, and has received legal advice concerning the procedures for the Merger, the method and process of decision-making, and other relevant matters. TMI Associates is independent from Headwaters and the Company, and does not have any material interest therein.

(c)	Receiving advice from an independent law firm for the Company

The Company has appointed Anderson Mori & Tomotsune as its legal advisor in connection with the Merger, and has received legal advice concerning the procedures for the Merger, the method and process of decision-making, and other relevant matters. Anderson Mori & Tomotsune is independent from Headwaters and the Company, and does not have any material interest therein.

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(d)	Receiving Advice from an independent financial advisor for the Company

The Company has appointed AGS FAS as its financial advisor in connection with the Merger, and has received advice on the promotion of the Merger transaction from a financial perspective. AGS FAS is independent from Headwaters and the Company, and does not have any material interest therein.

(e)	Establishment of an independent special committee for the Company and obtaining a written response therefrom

In proceeding with its consideration of the Merger with Headwaters, the Company established the Special Committee, pursuant to a resolution of the board of directors adopted at its board of directors meeting held on September 19, 2025, which is comprised of the Company’s three (3) independent officers (Mr. Teruhiro Ikaga, Mr. Nobuo Wada, and Mr. Kengo Miura, all of whom are outside directors serving as audit and supervisory committee members of the Company), who are independent from the Company, Headwaters, and the success or failure of the Merger, in order to exercise caution in its decision-making and to eliminate any risk of arbitrariness in, and any potential conflicts of interest in, the decision-making process of the board of directors, and thereby ensure fairness, transparency and objectivity.

The Company has appointed the foregoing three (3) persons as members of the Special Committee since its establishment, and there has been no change in its members. In addition, Mr. Teruhiro Ikaga has assumed the position of chairperson of the Special Committee by election from among the members of the Special Committee. The compensation of the members of the Special Committee consists of fixed fees only which are to be paid irrespective of whether the Business Integration is successful or unsuccessful, and does not include any contingency fees conditional upon the announcement, decision, implementation, etc. of the Merger.

Based on the above-mentioned resolution of its board of directors, the Company has submitted the following four (4) items to the Special Committee for consultation (the “Matters for Consultation”), and has commissioned the Special Committee to submit a written response concerning such items to the Company’s board of directors:

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(i)	Whether the purpose of the Merger is found to be reasonable (including whether the Merger contributes to enhancing the Company’s corporate value);

(ii)	Whether the fairness and appropriateness of the transaction terms pertaining to the Merger (including the Merger Ratio in the Merger) are ensured;

(iii)	Whether the fairness of the procedures pertaining to the Merger is ensured; and

(iv)	Based on (a) through (c) above, whether the decision and implementation of the Merger are fair to the Company’s general shareholders.

In addition, at the above-mentioned resolution of its board of directors, the Company resolved that it will respect the contents of the Special Committee’s written response concerning the Matters for Consultation to the maximum extent possible, and that, if the Special Committee determines that the transaction terms are not appropriate, the Company will decide not to implement the Merger. In addition, the Company’s board of directors has granted the Special Committee the following five (5) authorities:

(i)	Authority to designate or approve (including subsequent approval of) experts such as the Company’s financial advisor and legal advisor (collectively, “Advisors”);

(ii)

Authority to appoint its own Advisors in the case where the Special Committee finds it necessary upon consideration of the Matters for Consultation (provided, however, that, if the Special Committee determines that it may rely on the Company’s Advisors and seek their professional advice, as the Company’s Advisors have a high level of expertise and there is no issue with their independence, the Special Committee may seek professional advice from the Company’s Advisors; and furthermore, reasonable expenses pertaining to the professional advice from the Special Committee’s Advisors shall be borne by the Company);

(iii)

Authority to acquire information necessary for the consideration and determination concerning the Merger from the Company’s officers and employees, and other persons whom the Special Committee deems necessary;

(iv)

Authority to be substantially involved in the process of negotiations concerning the transaction terms pertaining to the Merger by conducting advance confirmation of the negotiation policy concerning the transaction terms pertaining to the Merger, receiving timely reports on the status thereof, stating opinions at important stages, and issuing instructions or requests, etc., as well as the authority to directly conduct negotiations on its own, as necessary; and

(v)	Authority concerning other matters that the Special Committee deems necessary in examining and determining the Merger.

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At the first meeting of the Special Committee held on October 2, 2025, the Special Committee confirmed that there was no issue with the independence and qualification of Akasaka International Accounting, which is a third-party appraiser, AGS FAS, which is a financial advisor, and Anderson Mori & Tomotsune, which is a legal advisor, each appointed by the Company, and approved their appointment.

The Special Committee held a total of ten (10) meetings during the period from October 2, 2025 through January 26, 2026 (i.e., the date of submission of the written response). In addition to such meetings, the Special Committee exchanged opinions among its members and with the third-party appraisers and Advisors, conducted information gathering such as collecting information concerning the contents of the discussions and negotiations pertaining to the Merger between the Companies, and gave consideration to the Matters for Consultation. The Special Committee received advice, as necessary, concerning the role of the Special Committee, the matters to be considered at the Special Committee meetings, and the operation of the Special Committee from Anderson Mori & Tomotsune, which is the Company’s legal advisor, received explanations of the results of the legal due diligence on Headwaters conducted by Anderson Mori & Tomotsune, received explanations regarding the financial and tax due diligence on Headwaters conducted by Akasaka International Accounting, which is a third-party appraiser, and also received advice from AGS FAS, as the Company’s financial advisor, concerning the promotion of the Merger transaction from a financial perspective, and proceeded with its considerations on the Matters for Consultation while taking all of these circumstances into account.

In addition, upon such consideration, the Special Committee received explanations from the Company concerning the Company’s business contents, business environment, and major management issues, the advantages and disadvantages expected for the Company’s business as a result of the Business Integration, and the contents and procedures to formulate the Company’s business plan that serves as the premise of the Merger Ratio, and held Q&A sessions. The Special Committee also received explanations from Headwaters concerning, among other matters, Headwaters’ business contents, business environment, the process of consideration that led Headwaters to propose the Business Integration, the measures expected to be implemented after the Business Integration, the synergies and other impacts expected from the Business Integration, the policy for the management structure after the Business Integration, and the contents and procedures to formulate Headwaters’ business plan that serves as the premise of the Merger Ratio, and held Q&A sessions.

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The Special Committee also received explanations concerning the methods and results of the valuation of the Merger Ratio in the Merger from Akasaka International Accounting, which is the Company’s third-party appraiser, held Q&A sessions, and gave consideration to the reasonableness thereof.

In addition, the Special Committee received reports in a timely manner concerning the background and contents of the discussions and negotiations pertaining to the Merger between the Company and Headwaters, and thereafter substantially involved itself in the negotiation process with Headwaters by engaging in multiple rounds of consultations on the policy for negotiations, expressing its opinions to the Company, and the like.

Following the foregoing process, the Special Committee engaged in multiple rounds of careful discussions and considerations concerning the Matters for Consultation, and, as a result, the Special Committee submitted a written response to the Company’s board of directors dated January 26, 2026, which states that: (i) the purpose of the Merger is found to be reasonable because, among other things, the Merger is expected to generate synergies such as: (a) creation of new value through the integration of technologies and products; (b) business expansion through the integration of human resources; and (c) strengthening of the financial base, it would be difficult to realize these synergies to the same extent through the existing capital and business alliance, and it is not recognized that any adverse effects would result from the Merger that would clearly outweigh these synergies; (ii) the fairness and appropriateness of the transaction terms pertaining to the Merger, including the Merger Ratio, have been ensured, because the selection of the scheme is found to be reasonable given that, among other things, the Merger Ratio is at the upper end of the valuation range under the average market price method, and it also falls within the valuation ranges under the comparable listed company method and the DCF method, and the above synergies cannot be maximized under schemes such as a tender offer or a share exchange; (iii) appropriate measures to ensure fairness have been implemented in the Merger, including the establishment of the Special Committee at the Company, the obtaining of valuation reports on the Merger Ratio from a third-party appraiser, and the obtaining of advice from the financial advisor and the legal advisor, and it can be evaluated that a situation comparable to an arm’s-length transaction has been secured in the process of forming the transaction terms, and the fairness of the negotiation process and the procedures leading to decision-making pertaining to the Merger have been ensured; and (iv) based on (i) through (iii) above, after careful consideration, the decision and implementation of the Merger are found to be fair to

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the Company’s general shareholders. In such written response, the Company’s Special Committee expressed its opinion that, although it is anticipated that a certain number of the Company’s shareholders would become shareholders of Shares Less Than One Unit after the Merger given the Merger Ratio scheduled to be applied in the Merger, if we take the following factors into comprehensive account, the Merger Ratio cannot be deemed unfair immediately due to such restrictions arising: (i) the Merger Ratio itself can be evaluated as reasonable in light of the valuation results for the Merger Ratio determined by Akasaka International Accounting, as the Company’s third-party appraiser; (ii) such shareholders may demand that Headwaters purchase their Shares Less Than One Unit in accordance with the provisions of the Companies Act, thereby making it possible to ensure liquidity; (iii) such shareholders may enjoy economic benefits due to the enhancement of corporate value through the Merger, such as through dividends of surplus; and (iv) the fairness of the negotiation process and the procedures leading to decision-making pertaining to the Merger are recognized.

(f)	Approval by all directors of Headwaters, excluding directors having interests in the Merger

At the board of directors meeting of Headwaters held on January 26, 2026, upon deliberation by six (6) directors and three (3) directors who are audit and supervisory committee members (three (3) of whom are outside directors), none of whom has any interest in the Merger, the execution of the Merger Agreement was approved and adopted unanimously thereby.

(g)	Approval by all directors of the Company, excluding directors with conflicts of interest

At the Company’s board of directors meeting held on January 26, 2026, upon deliberation by three (3) directors and three (3) directors who are audit and supervisory committee members (three (3) of whom are outside directors), none of whom has any interest in the Merger, the execution of the Merger Agreement was approved and adopted unanimously thereby.

(B)	Reason why the kind of property was selected as consideration for the Merger (Article 182(3)(ii) of the Regulations for Enforcement of the Companies Act)

Headwaters’ common shares are traded on the Tokyo Stock Exchange and opportunities to trade in the market will be ensured after the Merger, and the Companies have therefore decided to deliver Headwaters’ common shares as consideration for the Merger.

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(C)

Matters concerning appropriateness of the amount of the stated capital and capital reserves of the stock company surviving the absorption-type merger (Article 182(3) of the Regulations for Enforcement of the Companies Act; Article 749(1)(ii)(a) of the Companies Act)

With respect to the amount of Headwaters’ stated capital and capital reserves to be increased upon the Merger, Headwaters will determine such amount in accordance with the provisions of Article 35 or 36 of the Regulations for Corporate Accounting.

Such treatment has been determined after comprehensively taking Headwaters’ financial condition, capital policy and other circumstances into account, and is considered appropriate.

(2)	Particulars of Reference regarding the Consideration for the Merger (Article 182(1)(ii) and (4) of the Regulations for Enforcement of the Companies Act)

(A)	Contents of the Articles of Incorporation of the company surviving the absorption-type merger

Please access the website used for the electronic provision measures (as stated on page 1) and confirm the contents thereof.

Pursuant to applicable laws and regulations and the provisions of the Company’s Articles of Incorporation, this information is not stated in the documents to be delivered to shareholders who have made a request for the delivery of documents.

(B)	Matters concerning the method of converting the Merger consideration into cash

1)	Market where the consideration for the Merger is traded

Headwaters’ shares are traded on the Tokyo Stock Exchange Growth Market.

2)	Person who provides intermediary, brokerage, or agency services for the transactions in the consideration for the Merger

With respect to Headwaters’ shares, intermediary, brokerage and other services for such transactions are provided by securities companies and the like throughout Japan.

3)	If a restriction exists on the transfer or other disposition of the consideration for the Merger, the content thereof

As a result of the Merger, shareholders who will become the holders of shares of Headwaters constituting less than one unit (100 shares) (“Shares Less Than One Unit”) will not be able to sell such Shares Less Than One Unit on a financial instruments exchange market.

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Shareholders who will become the holders of Shares Less Than One Unit may use the purchase system pertaining to Shares Less Than One Unit (i.e., the system under which they may demand that Headwaters purchase the Shares Less than One Unit that they hold in accordance with the provisions of Article 192(1) of the Companies Act).

(C)	Matters concerning the market price of the consideration for the Merger

The share price movements of Headwaters’ shares for the past six (6) months on the TSE Growth Market are as follows:

By Month	2025 September	October	November	December	2026 January	February
Highest share price (yen)	4,080	3,970	3,500	3,085	3,690	3,090
Lowest share price (yen)	3,650	3,165	2,855	2,663	2,710	2,667

(D)

Contents of the balance sheets of the company surviving the absorption-type merger in relation to each business year ending within the past five years (Article 182(4)(i)(d) of the Regulations for Enforcement of the Companies Act)

Headwaters has filed an Annual Securities Report for each business year, pursuant to the provisions of Article 24(1) of the Financial Instruments and Exchange Act.

(3)

Particulars in relation to the appropriateness of a provision for share options in relation to the absorption-type merger (Article 182(1)(iii) and (5) of the Regulations for Enforcement of the Companies Act)

As the Company has not issued any stock acquisition rights, there are no applicable matters.

(4)	Particulars related to financial statements, etc. (Article 182(1)(iv) and (6) of the Regulations for Enforcement of the Companies Act)

(A)	Particulars related to the absorption-type merger

1)	Contents of the financial statements, etc. in relation to the most recent business year of the company surviving the absorption-type merger

Please access the website for the electronic provision measures (as stated on page 1) and confirm the contents thereof.

Pursuant to applicable laws and regulations and the provisions of the Company’s Articles of Incorporation, this information is not stated in the documents to be delivered to shareholders who have made a request for the delivery of documents.

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2)

Contents of the provisional financial statements, etc. for which a day after the last day of the most recent business year of the company surviving the absorption-type merger is designated as the provisional account closing day

Not applicable.

3)

Contents of the disposition of any important asset, assumption of a material obligation or any other event which would have a material impact on the company’s asset status that has taken place after the last day of the most recent business year

Not applicable.

(B)	Particulars related to the company disappearing in the absorption-type merger

1)

Contents of the disposition of any important asset, assumption of a material obligation or any other event which would have a material impact on the company’s asset status that has taken place after the last day of the most recent business year

Not applicable.

- End -

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Exhibit 1

Merger Agreement (Copy)

This Merger Agreement (this “Agreement”) is hereby made and entered into by and between Headwaters Co., Ltd. (“Headwaters”) and BBD Initiative Inc. (“BBD Initiative”) as of January 26, 2026 (the “Execution Date of this Agreement”), as follows:

Article 1.	Merger

Headwaters and BBD Initiative shall conduct an absorption-type merger (the “Merger”) pursuant to this Agreement, in which Headwaters will be the surviving company and BBD Initiative will be the disappearing company.

Article 2.	Trade Name and Address of the Companies Effecting the Merger

The trade names and addresses of the surviving company and the disappearing company pertaining to the Merger are as follows:

(1)	Trade Name and Address of the Surviving Company

Trade Name: Headwaters Co., Ltd.

Address: 6-5-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo

(2)	Trade Name and Address of the Disappearing Company

Trade Name: BBD Initiative Inc.

Address: 2-5-1 Atago, Minato-ku, Tokyo

Article 3	Matters Concerning Number of Shares to be Delivered Upon the Merger and Their Allocation

1.

Upon the Merger, Headwaters shall deliver to the shareholders of BBD Initiative as of immediately prior to the time when the Merger comes into effect (excluding Headwaters and BBD Initiative; the “Shareholders Subject to Allotment”), the number of Headwaters’ common shares obtained by multiplying the aggregate number of BBD Initiative’s common shares held by such Shareholders Subject to Allotment (excluding the number of shares pertaining to the exercise of appraisal rights under Article 785, Paragraph (1) of the Companies Act) by 0.50.

2.

Upon the Merger, Headwaters shall allocate Headwaters’ common shares to the Shareholders Subject to Allotment at a ratio of 0.50 Headwaters’ common shares per BBD Initiative’s common share held by such Shareholders Subject to Allotment.

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3.

If the number of Headwaters’ common shares to be delivered by Headwaters to the Shareholders Subject to Allotment pursuant to the preceding two (2) paragraphs includes a fraction less than one (1) share, such fraction shall be treated pursuant to the provisions of Article 234 of the Companies Act and other relevant laws and regulations.

Article 4.	Matters Regarding Amounts of Stated Capital and Reserves of Headwaters

The increase in the amounts of Headwaters’ stated capital and reserves caused by the Merger shall be determined by Headwaters pursuant to the provisions of Article 35 or Article 36 of the Regulations for Corporate Accounting.

Article 5.	Effective Date of the Merger

The effective date of the Merger (the “Effective Date”) shall be May 1, 2026; provided, however, that the Effective Date may be changed upon mutual consultation between Headwaters and BBD Initiative pursuant to the provisions of Article 790 of the Companies Act, as necessary based on the progress of the procedures for the Merger.

Article 6.	Shareholders Meetings

Headwaters and BBD Initiative shall each hold a shareholders meeting by no later than the day immediately before the Effective Date, and obtain a resolution approving this Agreement at the respective shareholders meetings.

Article 7.	Duty of Due Care of a Prudent Manager

During the period from the execution of this Agreement and until the Effective Date, Headwaters and BBD Initiative shall each perform their own business operations and manage their own property with the due care of a prudent manager. Any action that materially affects their property, rights or obligations shall only be undertaken upon prior mutual consultation between Headwaters and BBD Initiative, and upon obtaining the written consent of the other party; provided, however, that the foregoing shall not apply to the issuance of common shares with restrictions on transfer under Headwaters’ restricted stock compensation plan to Headwaters’ directors (excluding directors who are audit and supervisory committee members) and employees, and to the directors and employees of Headwaters’ subsidiary companies.

Article 8.	Dividends of Surplus

After the Execution Date of this Agreement, Headwaters and BBD Initiative must not make any resolution on dividends of surplus with a record date falling on or before the Effective Date.

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Article 9.	Modification or Cancellation of This Agreement

During the period from the Execution Date of this Agreement and until the Effective Date, if Headwaters or BBD Initiative commits a material breach of any obligation stipulated in this Agreement, if there is a material change in the property or financial performance of Headwaters or BBD Initiative, if circumstances arise that materially impede the execution of the Merger, or if the achievement of the purpose of this Agreement otherwise becomes difficult, Headwaters and BBD Initiative may, upon mutual consultation, modify or cancel this Agreement.

Article 10.	Effectiveness of This Agreement

This Agreement shall cease to be effective if, by the day before the Effective Date:

(i) approval by resolution at the shareholders meetings of Headwaters and BBD Initiative as stipulated in Article 6 is not obtained; (ii) the approvals, etc. from relevant government agencies, etc. required for the execution of the Merger as set forth in the applicable laws and regulations (including foreign laws and regulations) are not obtained; or (iii) this Agreement is cancelled pursuant to the preceding Article 9.

Article 11.	Consultation

In addition to the matters stipulated in this Agreement, any other matters necessary for the Merger shall be determined, as appropriate, upon mutual consultation between Headwaters and BBD Initiative pursuant to the purport of this Agreement.

Article 12.	Governing Law; Jurisdiction

1.	This Agreement shall be governed by and interpreted in accordance with the laws of Japan.

2.

Headwaters and BBD Initiative agree that any and all disputes arising between the parties in relation to this Agreement shall be subject to the exclusive jurisdiction of the Tokyo District Court in the first instance.

(Remainder of page intentionally left blank)

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IN WITNESS WHEREOF, this Agreement is prepared in duplicate, with Headwaters and BBD Initiative affixing their names and seals hereunto, and retaining one (1) copy each.

January 26, 2026

Headwaters Co., Ltd. 6-5-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo
Yosuke Shinoda, Representative Director	(Seal)

BBD Initiative Inc. 2-5-1 Atago, Minato-ku, Tokyo
Yuichi Inaba, Representative Director and President, Group
CEO (Seal)

- End -

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Map to Shareholders Meeting Venue

Venue:	AP Toranomon, NS Toranomon Building (Nihon Shuzo Toranomon Building),
11th Floor, Room B 1-6-15, Nishi-Shimbashi, Minato-ku, Tokyo TEL: +81-3-3501-2109

(Note) Please refrain from coming to the venue by car, as no parking is available.

Access:	Tokyo Metro Ginza Line “Toranomon Station” (Exit 9); Approx. 3-minute walk
Toei Mita Line “Uchisaiwaicho Station” (Exit A4a); Approx. 3-minute walk JR / Tokyo Metro Ginza Line “Shimbashi Station”; Approx. 8-minute walk

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Matters Subject to Electronic Provision Measures in Connection with Convening of Extraordinary Shareholders Meeting

•	Articles of Incorporation of Company Surviving Absorption-Type Merger (Headwaters Co., Ltd.)

•	Contents of Financial Statements, Etc. in Relation to the Most Recent Business Year of Company Surviving Absorption-Type Merger (Headwaters Co., Ltd.)

BBD Initiative Inc.

With respect to the above matters, BBD Initiative Inc., in accordance with the laws and regulations, and its Articles of Incorporation hereby omits the statement on a document to be delivered to shareholders who have made a request for document delivery (a document stating the matters subject to electronic provision measures).

Articles of Incorporation of

Company Surviving Absorption-Type Merger (Headwaters Co., Ltd.)

Chapter I. General Provisions

Article 1.	Company Name

The name of the Company shall be “Kabushiki Kaisha Headwaters,” and shall be indicated as “Headwaters Co., Ltd.” in English.

Article 2.	Purpose

The purpose of the Company shall be to engage in the following businesses:

(1)	Contracted services for system design and computer software development;

(2)	Leasing of computers and related equipment, and provision of installation guidance;

(3)	Leasing, sale, import and export of computer software;

(4)	Information processing services, and information provision services;

(5)	Research and development, and sale of software and hardware related to information processing;

(6)	Sale of equipment and devices related to information telecommunications system;

(7)	Consulting services related to computer systems;

(8)	Management consulting services;

(9)	Educational and counseling services for human resource development;

(10)	Worker dispatching services; and

(11)	Any business incidental or related to any of the preceding items.

Article 3.	Location of Head Office

The head office of the Company shall be located in Shinjuku-ku, Tokyo, Japan.

Article 4.	Governing Bodies

In addition to the shareholders meeting and Directors, the Company shall have the following governing bodies:

(1)	Board of Directors;

(2)	Audit & Supervisory Committee; and

(3)	Accounting Auditor.

Article 5.	Method of Public Notices

Public notices of the Company shall be given by way of electronic public notice; provided, however, that, if the Company is unable to give public notice by way of electronic public notice due to an accident or any other unavoidable reason, such public notice shall be given by way of publication in the Nihon Keizai Shimbun.

Chapter II. Shares

Article 6.	Total Number of Shares Authorized to be Issued

The total number of the Company’s shares authorized to be issued shall be 13,164,800 shares.

Article 7.	Acquisition of Treasury Shares

Pursuant to Article 165, Paragraph 2 of the Companies Act, the Company may acquire its own shares by a resolution of the Board of Directors.

Article 8.	Number of Shares Constituting One (1) Unit

The number of shares constituting one (1) unit of shares of the Company shall be one hundred (100) shares.

Article 9.	Rights in Shares Less than One (1) Unit

A shareholder who holds shares less than one (1) unit may not exercise any rights with respect to his/her shares less than one (1) unit, except for the following:

(1)	Rights prescribed by each item of Article 189, Paragraph 2 of the Companies Act;

(2)	Right to make a request in accordance with Article 166, Paragraph 1 of the Companies Act; and

(3)	Right to receive the allotment of shares for subscription and share options for subscription in proportion to the numbers of shares held by each shareholder.

Article 10.	Shareholder Register Administrator

1.	The Company shall have a shareholder register administrator.

2.	The shareholder register administrator and its place of business shall be determined by a resolution of the Board of Directors.

3.

The preparation and keeping of, and other administrative work pertaining to, the shareholder register and the share option register of the Company shall be entrusted to the shareholder register administrator, and shall not be handled by the Company.

Article 11.	Share Handling Regulations

The handling of the Company’s shares, and the fees therefor shall be in accordance with the laws and regulations, or these Articles of Incorporation, as well as the Share Handling Regulations established by the Board of Directors.

Chapter III. Annual Shareholders Meeting

Article 12.	Record Date

The record date for the voting rights at the annual shareholders meeting of the Company shall be December 31 of each year.

Article 13.	Convocation

An annual shareholders meeting shall be convened within three (3) months immediately following the last day of each fiscal year, and an extraordinary shareholders meeting may be convened at any time whenever necessary.

Article 14.	Convener and Chairperson

1.	The Representative Director (or, if there is more than one (1) Representative Director, a person previously determined by the Board of Directors) shall convene and chair a shareholders meeting.

2.

If the convenor and chairperson set forth in the preceding paragraph is unable to act, another Director shall convene and chair a shareholders meeting in the order previously determined by the Board of Directors.

Article 15.	Method of Resolution

1.

Unless otherwise provided for in the laws and regulations or these Articles of Incorporation, an ordinary resolution of a shareholders meeting shall be adopted by a majority of the voting rights of the shareholders who are present and entitled to exercise voting rights.

2.

Any resolution provided for in Article 309, Paragraph 2 of the Companies Act shall be adopted by a two-thirds (2/3) or more majority of the voting rights of the shareholders present at the shareholders meeting where shareholders holding one-third (1/3) or more of the voting rights of the shareholders entitled to exercise voting rights are present.

Article 16.	Exercise of Voting Rights by Proxy

1.	A shareholder may exercise his/her voting rights by a proxy, who shall be another shareholder holding voting rights in the Company.

2.	In the case of the preceding Paragraph, the shareholder or the proxy must submit a document evidencing the authority of such proxy to the Company for each shareholders meeting.

Article 17.	Minutes

The proceedings of each annual shareholders meeting, including the summary of progress and the results thereof and other matters provided for in the laws and regulations, shall be stated or recorded in the minutes of such meeting.

Article 18.	Electronic Provision Measures

1.	When convening a shareholders meeting, the Company shall take electronic provision measures for information contained in the reference documents, etc. for the shareholders meeting.

2.

Among the matters subject to electronic provision measures, the Company may choose not to include all or part of the matters prescribed by the Ordinance of the Ministry of Justice in the documents to be delivered to shareholders who have requested the delivery of such documents by the record date for voting rights.

Chapter IV. Directors and Board of Directors

Article 19.	Number of Directors

The Company shall have not more than ten (10) Directors (excluding Directors who are Audit & Supervisory Committee Members), and not more than five (5) Directors who are Audit & Supervisory Committee Members.

Article 20.	Method of Election

1.	Directors of the Company shall be elected by a resolution of a shareholders meeting, by distinguishing Directors who are Audit & Supervisory Committee Members from other Directors.

2.

A resolution for the election of Directors as set forth in the preceding paragraph shall be adopted by a majority of the voting rights of the shareholders present at the shareholders meeting where shareholders holding one-third (1/3) or more of the shares of the shareholders entitled to exercise voting rights are present.

3.	A resolution for the election of Directors shall not be adopted by cumulative votes.

4.

As a precaution against cases of shortfalls in the number of Directors who are Audit & Supervisory Committee Members as provided for in the laws and regulations, the Company may cause substitute Directors who are Audit & Supervisory Committee Members to be previously elected at a shareholders meeting.

Article 21.	Term of Office

1.

The term of office for Directors (excluding Directors who are Audit & Supervisory Committee Members) shall be until the conclusion of the annual shareholders meeting for the last business year ending within one (1) year after such Directors are elected.

2.

The term of office for Directors who are Audit & Supervisory Committee Members shall be until the conclusion of the annual shareholders meeting for the last business year ending within two (2) years after such Directors are elected.

3.

The term of office of a Director who is an Audit & Supervisory Committee Member and resigns prior to the expiration of his/her term of office shall be until the expiration of the term of office of such resigned Director who was an Audit & Supervisory Committee Member.

4.

A resolution for the election of a substitute Director who is an Audit & Supervisory Committee Member shall be effective for a period until the commencement of the annual shareholders meeting for the last business year ending within two (2) years after such resolution.

Article 22.	Representative Directors

The Board of Directors shall, by its resolution, appoint Representative Director(s) from among the Directors (excluding Directors who are Audit & Supervisory Committee Members).

Article 23.	Convener and Chairperson of Board of Directors Meetings

1.

Unless otherwise provided for in the laws and regulations, the Representative Director (or, if there is more than one (1) Representative Director, a person previously determined by the Board of Directors) shall convene and chair a Board of Directors meeting.

2.

If the convener and chairperson set forth in the preceding paragraph is unable to act, another Director shall convene and chair a Board of Directors meeting in the order previously determined by the Board of Directors.

Article 24.	Notice of Convocation of Board of Directors Meetings

1.

Notice of convocation of a Board of Directors meeting shall be dispatched to each Director no later than three (3) days before the date of such meeting; provided, however, that this period may be shortened when it is urgently necessary to hold a Board of Directors meeting.

2.	A Board of Directors meeting may be held without the convocation procedure, if the consent of all Directors is obtained.

Article 25.	Method of Resolution of Board of Directors

1.

A resolution of the Board of Directors shall be adopted by a majority of votes of the Directors present at the meeting where a majority of the Directors entitled to participate in the vote are present.

2.	If the requirements provided for in Article 370 of the Companies Act are satisfied, the Company shall deem that a resolution of the Board of Directors has been adopted.

Article 26.	Delegation of Decisions on Execution of Important Operations

Pursuant to Article 399-13, Paragraph 6 of the Companies Act, the Company may, by a resolution of the Board of Directors, delegate all or part of the decisions on execution of important operations (excluding matters set forth in the respective items of Paragraph 5 of the same Article).

Article 27.	Board of Directors Regulations

Matters pertaining to the Board of Directors shall be in accordance with the laws and regulations and these Articles of Incorporation, as well as the Board of Directors Regulations established by the Board of Directors.

Article 28.	Minutes

The proceedings of each Board of Directors meeting, including the summary of progress and the results thereof and other matters provided for in the laws and regulations, shall be stated or recorded in the minutes of such meeting, with the Directors present at the meeting affixing their names and seals or electronic signatures onto such minutes.

Article 29.	Remuneration

The remuneration, bonuses and other financial benefits which the Directors receive from the Company as consideration for the execution of their duties shall be determined by a resolution of a shareholders meeting, by distinguishing Directors who are Audit & Supervisory Committee Members from other Directors.

Article 30.	Exemption of Directors from Liability

1.

Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by a resolution of the Board of Directors, exempt Directors (including former Directors) from liability for damages arising from any failure to perform their duties, to the extent provided for in the laws and regulations.

2.

Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may enter into agreements with Directors (excluding Directors who are Executive Directors, etc.) to limit their liability for damages arising from any failure to perform their duties; provided, however, that their liability limit amounts under such agreements shall be the amounts prescribed in the laws and regulations.

Chapter V. Audit & Supervisory Committee Members and

Audit & Supervisory Committee

Article 31.	Full-Time Audit & Supervisory Committee Members

The Audit & Supervisory Committee Members, may, by their resolution, appoint full-time Audit & Supervisory Committee Member(s) from among the Audit & Supervisory Committee Members.

Article 32.	Notice of Convocation of Audit & Supervisory Committee Meetings

1.

Notice of convocation of an Audit & Supervisory Committee meeting shall be dispatched to each Audit & Supervisory Committee Member no later than three (3) days before the date of such meeting; provided, however, that this period may be shortened when it is urgently necessary to hold an Audit & Supervisory Committee meeting.

2.	An Audit & Supervisory Committee meeting may be held without the convocation procedure, if the consent of all Audit & Supervisory Committee Members is obtained.

Article 33.	Method of Resolution of Audit & Supervisory Committee

A resolution of the Audit & Supervisory Committee shall be adopted by a majority of votes of the Audit & Supervisory Committee Members who are present at the Audit & Supervisory Committee meeting where a majority of the Audit & Supervisory Committee Members entitled to participate in the vote are present.

Article 34.	Audit & Supervisory Committee Regulations

Matters pertaining to the Audit & Supervisory Committee shall be in accordance with the laws and regulations and these Articles of Incorporation, as well as the Audit & Supervisory Committee Regulations established by the Audit & Supervisory Committee.

Article 35.	Minutes

The proceedings of each Audit & Supervisory Committee meeting, including the summary of progress and the results thereof and other matters provided for in the laws and regulations, shall be stated or recorded in the minutes of such meeting, with the Audit & Supervisory Committee Members present at the meeting affixing their names and seals or electronic signatures onto such minutes.

Chapter VI. Accounting Auditor

Article 36.	Method of Election

The Accounting Auditor shall be elected by a resolution of a shareholders meeting.

Article 37.	Term of Office

1.

The term of office for the Accounting Auditor shall be until the conclusion of the annual shareholders meeting for the last business year ending within one (1) year after the Accounting Auditor is elected.

2.	Unless otherwise resolved at the annual shareholders meeting set forth in the preceding paragraph, the Accounting Auditor shall be deemed to have been re-elected at such annual shareholders meeting.

Article VII. Accounting

Article 38.	Business Year

The business year of the Company shall commence on January 1 and end on December 31 of each year.

Article 39.	Record Dates for Dividends of Surplus

1.	The record date for year-end dividends shall be December 31 of each year.

2.	In addition to the preceding paragraph, the Company may distribute dividends of surplus, by setting a record date therefor.

Article 40.	Interim Dividends

The Company may, by a resolution of the Board of Directors, distribute interim dividends, with June 30 of each year as the record date therefor.

Article 41.	Limitation Period for Dividends

1.

If the dividend property is money, the Company shall be discharged from its obligation to pay any dividends which remain uncollected after three (3) full years from the date of commencement of payment thereof.

2.	No interest shall accrue on dividends of surplus.

Supplementary Provisions

Article 1.	Transitional Measures Concerning Exemption of Corporate Auditors from Liability

The liability limitation agreements which the Company has entered into with the Corporate Auditors (including with former Corporate Auditors) prior to the conclusion of the 16th Annual Shareholders Meeting held in March 2021 shall remain applicable.

Article 2.	Transitional Measures Concerning Electronic Provision Measures

1.

The deletion of Article 18 (Internet Disclosure and Deemed Provision of Reference Documents for Shareholders Meeting) in the current Articles of Incorporation and the establishment of Article 18 (Electronic Provision Measures) stated in the proposed amendment to the Articles of Incorporation shall become effective on the date of enforcement of the amended provisions as prescribed in the proviso to Article 1 of the Supplementary Provisions of the Act for Partial Amendment of the Companies Act (Act No. 70 of 2019) (the “Enforcement Date”).

2.

Notwithstanding the preceding paragraph, Article 18 of the current Articles of Incorporation shall remain in force with regard to any shareholders meeting held on a date falling within a period of six (6) months after the Enforcement Date.

3.

This Article 2 shall be deleted on the later of: (i) the date on which six (6) months have elapsed from the Enforcement Date; or (ii) the date on which three (3) months have elapsed from the date of the shareholders meeting mentioned in the preceding paragraph.

Contents of Financial Statements, Etc. in Relation to the Most Recent Business Year of Company Surviving Absorption-Type Merger (Headwaters Co., Ltd.)

Particulars regarding current status of the business group

1.	Particulars regarding current status of the business group

(1)	Business progress and results thereof

In the current consolidated fiscal year (January 1, 2025 to December 31, 2025), the Japanese economy saw domestic companies move forward with measures such as reviewing export prices, controlling costs, and rebuilding supply chains, triggered by the protectionist trade policies announced by the United States. As a result, certain development and investment projects were canceled or postponed even in the IT industry, to which the Company’s group (the “Group”) belongs. Moreover, companies have become increasingly cautious in making investment decisions due to the continuing elevated price levels, as well as other factors, such as the direction of the Bank of Japan’s interest rate policy, rising global resource and raw material prices, and increased geopolitical risks. Under these circumstances, the outlook for the domestic economy remains uncertain.

Amid this economic environment, the IT industry to which the Group belongs continues to experience rapid growth driven by technological innovations, such as AI (artificial intelligence) and DX (digital transformation). In particular, the emergence and evolution of AI agents based on generative AI are making significant contributions not only to addressing social challenges such as the decline in the working-age population, but also to creating new business models and promoting innovation.

The advancement of generative AI technology has seen AI agent-related technologies that utilize multimodal processing make remarkable progress within the Group’s business domain. Along with the foregoing, a series of related services have emerged one after another, bringing about improvements in processing speed, accuracy and cost. On the other hand, the Group acknowledges that there are issues to be resolved regarding the integration of large-scale data held by companies with AI agent technologies into business operations and management decision-making to bring about effective results.

Under the alliance strategy that has been promoted by the Company since its listing, the Company’s customer base has steadily shifted toward enterprise clients, and, as it positions companies with annual sales of one (1) trillion yen or more as its main customer segment, the number of such customers has continued to see steady growth. In addition, as the trend has shifted from generative AI to AI agents, the Group has further enhanced its ability to respond to market needs through the expansion of its alliance partners and the progress of organizational development in line with the growth of the Group as a whole.

This year, the Company continued its capital and business alliance from the previous consolidated fiscal year, selectively implemented strategic investments aimed at business expansion, and strengthened its structure toward future growth. In the current consolidated fiscal year, non-operating losses arose due to loss on valuation of derivatives. These derivative transactions were carried out as part of the acquisition of shares in connection with capital and business alliances, and do not constitute speculative transactions.

The Group is promoting its AI solutions business by dividing it into the following three (3) service categories:

AI Integration Services:

Consulting and development projects involving AI agents, AI-driven development, data platform development, physical AI, etc.

DX Services:

Azure cloud development, app development, DX consulting, low-code development, etc.

Product Services:

Licensing and reseller models for the Company’s proprietary services, cloud usage fees, etc.

The status of each service category and the sales for the current consolidated fiscal year are as follows:

<AI Integration Services>

The Group actively keeps up with new technologies, including AI agents, in order to develop services and solutions that are used in actual business operations. The Group provides hands-on development support to the customers introduced by the alliance strategy partners by carrying out hands-on work. The hands-on development support that the Company has engaged in for many years has in recent years come to be described as “FDE” (Forward Deployed Engineering), and the Company is independently promoting “X-Tech FDE,” under which it provides hands-on support to customers by combining a variety of technologies. By advancing the utilization (onboarding) of new technologies, members of the Group identify operational needs and share with one another the know-how obtained from each customer, and thereby provide support for customers’ development of in-house capabilities and DX initiatives.

In the current consolidated fiscal year, AI agent projects accounted for the majority of the projects undertaken. These projects are classified into categories such as AI-driven workflow automation (Agentic Workflow), data platform projects aimed at data utilization, and projects focused on improving RAG accuracy.

There are very few companies capable of providing integrated services for such projects, ranging from consulting areas (e.g., planning for and proposal of projects) to their design and the development of user interfaces provided by the customers. The Group deepens customer relationships and increases LTV (Life-Time Value) by implementing customer-accompanied project promotion (hands-on work), including support for developing in-house capabilities. In the current consolidated fiscal year, sales of AI integration services amounted to 2,626,396,000 yen (an increase of 80.9% compared to the same period of the previous year) due to expanded sales from generative AI projects.

<DX Services>

In the Group’s DX service projects, it engages in platform development centered around Microsoft Azure cloud services, modernization/migration projects in which legacy systems are updated and improved into advanced technologies and methods, consulting and support services for corporate DX initiatives, and support for developing in-house capabilities for which low-code tools, such as Microsoft Power Platform, are utilized.

In the current consolidated fiscal year, progress has been made on large-scale projects carried out over multiple years. On the other hand, the utilization of AI is gradually becoming more prevalent in DX service projects, leading to a shift in sales from DX services toward those from AI integration services. As a result, sales from DX services amounted to 1,167,263,000 yen (a decrease of 11.0% compared to the same period of the previous year).

<Product Services>

Product services are based on two (2) revenue models that do not rely on man-months.

Company’s Proprietary Service Model:

Initial implementation fees and monthly license fees for the Company’s proprietary service “SyncLect.”

Third-Party Service Model:

A sales agency model based on cloud service usage fees (collected monthly) and the procurement and sale of IoT devices.

In the current consolidated fiscal year, the Group has been engaging in development of services centered on the generative AI utilization platform, “SyncLect Generative AI.” In addition to mobility AI platform projects, sales were comprised of projects under a license-based business model for edge AI, represented by AI cameras. Furthermore, cloud usage fees also increased due to development based on Microsoft Azure cloud. As a result, the sales of product services amounted to 106,380,000 yen (a decrease of 25.2% compared to the same period of the previous year).

As a result of the foregoing, in the current consolidated fiscal year, net sales amounted to 3,900,040,000 yen (an increase of 34.2% compared to the same period of the previous year), operating profit amounted to 229,250,000 yen (a decrease of 25.6% compared to the same period of the previous year), ordinary profit amounted to 128,516,000 yen (a decrease of 64.5% compared to the same period of the previous year), and profit attributable to owners of parent amounted to 57,656,000 yen (a decrease of 78.9% compared to the same period of the previous year).

The Group is promoting its AI solutions business as a single segment, aiming to realize enhanced customer service through the utilization of AI.

(2)	Status of Capital Expenditures

In the current consolidated fiscal year, the total amount of capital expenditures implemented was 27,122,000 yen, primarily consisting of the acquisition of equipment such as personal computers.

(3)	Financing Status

In the current consolidated fiscal year, the Company borrowed 1,900,000,000 yen from a bank as funds for the purchase of shares.

In addition, in the current consolidated fiscal year, the current ratio was 63.4%, and the Company identified circumstances that give rise to significant doubt about the going concern assumption; however, the primary cause thereof was short-term borrowings of 1,900,000,000 yen for the purchase of shares of subsidiaries and associates. These short-term borrowings were borrowed from the financial institution on the premise that they would be refinanced into long-term borrowings after one (1) year, and the Company therefore recognizes that no material uncertainty exists regarding the going concern assumption.

(4)	Issues to Be Handled

The Group recognizes the following matters as its principal issues to be handled.

(i) Issues in Adapting Cutting-Edge Technology to Business Needs

Due to the rapid progress of AI technologies, the AI market has seen remarkable expansion in recent years. The Group believes that a key to success in the AI solutions business is the active utilization of continuously evolving IT technologies and effective adaptation in a manner that can be used in real world settings. Even if technology alone advances ahead, AI will remain merely one field of research and development unless it is utilized in actual business operations.

Under such circumstances, the gap between customers’ expectations for AI and its technical limitations has become a major operational issue. In bridging that gap through existing technologies, operational methods, architecture, etc., the Group works alongside customers in handling the business issues and deepens its understanding of the customers’ businesses. At the same time, these efforts also help customers to better understand IT technologies, which ultimately leads to the digitalization and development of in-house capabilities promoted by the customers.

The Group constantly keeps an eye on the latest technologies, conducts verification, and conceives of business applications, thereby exploring the potential applications of technologies across different industries and business models. The Company believes that this ability to catch up with technology, along with flexible thinking and adaptability, is its strength. With respect to various technological trends in the most important fields, such as “generative AI” and “AI agents,” the Group will handle these issues by providing seamless end-to-end support, i.e., consulting, onboarding, accompanying system development (digitalization), and the like.

(ii) Improvement of LTV (Life-Time Value) and Profitability

While the AI solutions business operated by the Group acquires approximately 30% of new customers annually, projects are executed while taking into account the risks associated with adopting new technologies. Consequently, issues have emerged, including the potential for a certain number of low-profitability projects and projects that end as one-offs without improving LTV. Through optimizing customer relationships by focusing on building loyal clients in recent years and conducting projects that are closely aligned with customer needs, the Group is committed to improving customer satisfaction and preventing customer attrition, and to thereby improving LTV.

In addition, engineer unit prices and contract terms have a significant impact on earnings, as flow-type business accounts for the majority of sales. The Company will seek to improve earnings by fully reflecting its strengths in pricing as added value, and by achieving efficiency through rigorous project management.

(iii) Securing and Developing Excellent Personnel

The Group acknowledges that securing and developing excellent personnel through the recruitment of both new graduates and mid-career hires is an important issue for the sustainable continuation of its business. In order to improve employee retention, the Group reviews its welfare programs and improves its compensation system, while also focusing on personnel development, such as reskilling to enable newly hired personnel to become productive and acquire cutting-edge technologies. As Japan is facing a societal issue due to its declining working-age population, the Group will dedicate its efforts to securing and developing excellent overseas engineering as well, in light of the need to respond to globalization.

Not only for the Company’s own employees but also for those of its partner companies, the Company will constantly cultivate new cooperating companies while strengthening its cooperation with existing cooperating companies, thereby seeking to ensure the stable procurement of excellent partners.

(iv) Strengthening Corporate Governance and Internal Management Systems

The Group acknowledges that building a robust internal management system is an important issue for sustaining business operations and enhancing corporate value. The Group will strive to strengthen its internal management system by establishing an environment and systems aimed at improving the effectiveness of internal controls, collaborating with external specialists such as financial auditors and legal counsel, and thereby enhancing corporate governance.

(v) Smooth Execution of Post-Merger Integration (PMI)

The Group acknowledges the importance of utilizing M&A and capital/business alliances as one of the means of expanding its business portfolio and enhancing the value it provides. On such occasion, it is important not only to execute acquisitions and alliances but also to appropriately integrate management policies, organizational culture, personnel systems, business processes, systems, etc., while ensuring consistency with the group-wide strategy and business models, and to thereby ensure the realization of synergies.

The Group will strive to improve the quality of PMI and mitigate integration risks through the formulation of plans looking ahead to the post-integration stage from the M&A consideration stage, the development of monitoring systems, the utilization of human resources and knowledge, and the thorough implementation of governance.

(5)	Changes in assets and profit/loss of the business group

Category		18th Term FY ended Dec 2022	19th Term FY ended Dec 2023	20th Term FY ended Dec 2024	21st Term FY ended Dec 2025
Net sales	(Thousands of yen)	1,574,596	2,315,088	2,905,981	3,900,040
Operating profit	(Thousands of yen)	110,019	94,861	307,954	229,250
Ordinary profit	(Thousands of yen)	106,916	98,300	362,432	128,516
Profit attributable to owners of the parent	(Thousands of yen)	75,143	70,683	272,787	57,656
Basic earnings per share	(Yen)	20.07	18.85	72.01	15.13
Total assets	(Thousands of yen)	1,169,242	1,294,238	1,800,388	3,849,872
Net assets	(Thousands of yen)	875,442	961,659	1,272,595	1,353,699
Net assets per share	(Yen)	233.78	254.73	333.73	345.93

(Notes)

1.	Amounts shown are rounded down to the nearest thousand yen. Basic earnings per share and net assets per share are rounded to two decimal places.
2.	Basic earnings per share is calculated based on the average number of shares outstanding during the period.
3.	Net assets per share is calculated based on the total number of shares outstanding at the end of the period.
4.

The Company implemented a 2-for-1 stock split of common shares on July 1, 2023, and a 2-for-1 stock split of common shares on January 1, 2025. Basic earnings per share and net assets per share are calculated on the assumption that these stock splits were implemented at the beginning of the 18th term.

(6)	Status of significant parent company and subsidiaries

(i)	Status of parent company

Not applicable.

(ii)	Status of significant subsidiaries

Company Name	Capital	The Company’s Ownership Percentage	Principal Business
Headwaters Consulting Co., Ltd.	10,000,000 yen	100%	AI/DX Consulting Business
Headwaters Professionals Co., Ltd.	20,000,000 yen	100%	DX Service Business
DATA IMPACT JOINT STOCK COMPANY	1,984,434,000 VND	75%	AI & Data Solution Business
LogTech Corporation	50,000,000 yen	100%	DX Service Business

(Note) The Company’s consolidated subsidiaries consist of the four significant subsidiaries listed above.

(7)	Principal business

The Group’s principal business is providing AI integration development services.

(8)	Principal offices

(i)	The Company

Name	Location
Head Office	Shinjuku-ku, Tokyo

(ii)	Subsidiaries

Name	Location
Headwaters Consulting Co., Ltd.	Head Office (Shinjuku-ku, Tokyo)

Headwaters Professionals Co., Ltd.	Head Office (Shinjuku-ku, Tokyo)

DATA IMPACT JOINT STOCK COMPANY	Head Office (Hanoi, Socialist Republic of Vietnam)

LogTech Corporation	Head Office (Shinjuku-ku, Tokyo)

(9)	Status of employees

(i)	Status of employees of the business group

Number of Employees	Increase/Decrease from the End of Previous Consolidated Fiscal Year
389 employees	Increase of 149 employees

(Notes)

1.	The above number does not include 27 persons, consisting of directors serving concurrently as employees and temporary employees (part-timers and contract employees).
2.	The main reason for the increase in employees is the hiring of additional engineers to support business expansion.

(ii)	Status of employees of the Company

Number of Employees	Increase/Decrease from the End of Previous Fiscal Year	Average Age	Average Years of Service
161 employees	Increase of 40 employees	35.2 years old	4 years and 5 months

(Note) The above number does not include 4 persons, consisting of directors serving concurrently as employees and temporary employees (part-timers).

(10)	Principal lender and borrowing amount

Lender	Borrowing Amount
Mizuho Bank, Ltd.	1,900,000,000 yen

(11)	Other important matters concerning the current status of the business group

Not applicable.

2.	Matters concerning the Company’s shares

(1) Total number of shares authorized to be issued	Common shares:	13,164,800	shares

(2) Total number of shares issued	Common shares:	3,844,040	shares (excluding 104 treasury shares)

(3) Number of shareholders		4,202	persons

(4) Major shareholders

Name of Shareholder	Number of Shares Held	Shareholding Ratio
Yosuke Shinoda	1,784,392 shares	46.42%
Ryozai Mizutani	120,000	3.12
Rakuten Securities, Inc. (Omnibus Account)	112,600	2.93
Masato Hikita	50,323	1.31
Tetsuyasu Yamazaki	39,000	1.01
BC Holdings Co., Ltd.	32,800	0.85
Hidenobu Kon	32,400	0.84
Nomura Securities Co., Ltd.	32,000	0.83
ROBOT PAYMENT INC.	32,000	0.83
Shoji Hatakeyama	27,000	0.70

(Note) Shareholding ratio is calculated after deducting treasury shares.

(5)	Status of shares issued to company officers as remuneration for execution of duties during the current fiscal year

The details of stock remuneration issued during the current fiscal year are as follows:

•	Total by category of shares issued to Directors and other officers

Officer Category	Number of Shares	Number of Recipients
Directors (excluding Directors who are Audit and Supervisory Committee Members and Outside Directors)	945 shares	6 persons
Outside Directors (excluding Directors who are Audit and Supervisory Committee Members)	—	—
Directors who are Audit and Supervisory Committee Members	—	—

(6)	Other important matters concerning shares

Not applicable.

3.	Matters concerning the Company’s stock acquisition rights

(1)	Overview of stock acquisition rights held by the Company’s officers at the end of the current period

	4th Series Stock Acquisition Rights	5th Series Stock Acquisition Rights
Date of resolution for issuance	July 15, 2016	December 1, 2017
Number of stock acquisition rights	350	5
Number of holders	1 Director (excluding Audit and Supervisory Committee Members)	1 Director (excluding Audit and Supervisory Committee Members)
Class and number of underlying shares	280,000 common shares	4,000 common shares
Issue price of stock acquisition rights	—	—
Exercise price	313 yen	469 yen
Exercise period	From July 30, 2016 to July 15, 2056	From December 15, 2019 to November 30, 2027

(Note) The Company implemented a 200-for-1 stock split of common shares on June 16, 2020, a 2-for-1 stock split of common shares on July 1, 2023, and a 2-for-1 stock split of common shares on January 1, 2025. As a result, the “Class and number of underlying shares” and “Exercise price” have been adjusted accordingly.

(2)	Overview of stock acquisition rights issued to employees, etc. during the current period

Not applicable.

4.	Matters concerning Company officers

(1)	Status of Directors (As of December 31, 2025)

Position in the Company	Name	Responsibilities and Status of Significant Concurrent Positions
Representative Director	Yosuke Shinoda	Director of Tripleize Co., Ltd.

Director	Naoki Ishizawa	General Manager of Intelligent Technology Business Division

Position in the Company	Name	Responsibilities and Status of Significant Concurrent Positions

Director	Kazutaka Harashima

General Manager of Administration Division

Director of Headwaters Consulting Co., Ltd.

Director of Headwaters Professionals Co., Ltd.

Director of DATA IMPACT JOINT STOCK COMPANY

Director of LogTech Corporation

Director	Kamito Matsuzaki	General Manager of Corporate Planning Division Director of Headwaters Professionals Co., Ltd.

Director	Masato Hikita	General Manager of Investment Strategy Division Director of Headwaters Consulting Co., Ltd. Director of LogTech Corporation

Director	Masaya Nishimagi	General Manager of IT Incubation Business Division Director of DATA IMPACT JOINT STOCK COMPANY

Director (Full-time Audit and Supervisory Committee Member)	Michitada Takeuchi	Corporate Auditor of Headwaters Consulting Co., Ltd. Corporate Auditor of Headwaters Professionals Co., Ltd.

Director (Audit and Supervisory Committee Member)	Atsunori Shirakawa	Representative Director and President of Village Vanguard Corporation

Director (Audit and Supervisory Committee Member)	Masaki Ono	Managing Partner of Yotsuya Town Sogo Law Office

(Notes)

1.	Directors Michitada Takeuchi, Atsunori Shirakawa, and Masaki Ono are Outside Directors as stipulated in Article 2, Item 15 of the Companies Act.
2.

In order to enhance the effectiveness of information gathering and other audits, and to strengthen the auditing and supervisory functions, a full-time Audit and Supervisory Committee Member has been appointed.

3.	The Company has designated Director Michitada Takeuchi as an Independent Officer as stipulated by the Tokyo Stock Exchange and has notified the said Exchange.

(2)	Total amount of remuneration, etc. for Directors

(i)	Policy, etc. regarding the determination of the details of individual remuneration, etc. for Directors

The Company resolved the determination policy regarding the details of individual remuneration, etc. for Directors (excluding Directors who are Audit and Supervisory Committee Members) at the Board of Directors meeting held on March 28, 2025. The details of the policy are as follows:

A.  The total amount of remuneration for the Company’s Directors (excluding Directors who are Audit and Supervisory Committee Members) is determined by resolution of the annual shareholders meeting. The Board of Directors has resolved to delegate the determination of individual remuneration for Directors (excluding Directors who are Audit and Supervisory Committee Members) to the Representative Director. The Representative Director determines the individual remuneration of each Director (excluding Directors who are Audit and Supervisory Committee Members) within the total remuneration limit approved at the annual shareholders meeting, based on the internal “Director Remuneration Regulations,” comprehensively evaluating the Company’s business performance and the role of the individual.

B.  The basic remuneration of Directors (excluding Directors who are Audit and Supervisory Committee Members) consists of fixed remuneration and stock-based remuneration, determined by comprehensively considering their position, responsibilities, and the Company’s business performance, among other factors.

C.  The remuneration of Directors who are Audit and Supervisory Committee Members is determined through consultation among the Directors who are Audit and Supervisory Committee Members, within the total remuneration limit approved at the shareholders meeting.

(ii)	Matters concerning delegation pertaining to individual remuneration, etc. of Directors

For the current fiscal year, the Board of Directors has resolved to delegate the specific determination of individual remuneration amounts for Directors (excluding Directors who are Audit and Supervisory Committee Members) to the Representative Director, Yosuke Shinoda. The scope of the delegated authority is the determination of the basic remuneration amount for each Director (excluding Directors who are Audit and Supervisory Committee Members). The reason for delegating this authority is that the Representative Director is the most qualified person to evaluate the business sections under the charge of each Director (excluding Directors who are Audit and Supervisory Committee Members) while keeping an overview of the Company’s overall performance.

(iii)

Reasons why the Board of Directors determined that the details of individual remuneration, etc. of Directors (excluding Directors who are Audit and Supervisory Committee Members) for the current fiscal year are in line with the determination policy

In determining the details of individual remuneration, etc. for Directors (excluding Directors who are Audit and Supervisory Committee Members), a determination method according to the policy has been applied; therefore, it is judged to be in line with the determination policy.

(iv)	Matters concerning the resolution of the shareholders meeting regarding remuneration, etc. of Directors

The maximum limit of remuneration for Directors (excluding Directors who are Audit and Supervisory Committee Members) was resolved at the annual shareholders meeting held on March 29, 2021, to be within 200,000,000 yen per year as monetary remuneration. The number of Directors (excluding Audit and Supervisory Committee Members) at the conclusion of the said annual shareholders meeting was 6.

In addition, at the annual shareholders meeting held on March 29, 2023, it was resolved that, separate from the existing monetary remuneration limit for Directors, the total amount of monetary remuneration to be paid for granting restricted stock to eligible Directors shall be within 50,000,000 yen per year. The total number of common shares to be newly issued or disposed of by the Company under this system shall be up to 10,000 shares per year (in the event of a stock split (including free allotment) or consolidation of shares, or if any other event occurs that requires an adjustment to the total number of common shares to be issued or disposed of as restricted stock, this total number shall be adjusted within a reasonable range). The number of Directors (excluding Audit and Supervisory Committee Members) at the conclusion of the said annual shareholders meeting was 6.

The maximum limit of remuneration for Directors who are Audit and Supervisory Committee Members was resolved at the annual shareholders meeting held on March 29, 2021, to be within 40,000,000 yen per year. The number of Directors who are Audit and Supervisory Committee Members at the conclusion of the said annual shareholders meeting was 3.

(v)	Total amount of remuneration, etc. for the current fiscal year

Category	Number of Recipients	Total Remuneration, etc. (Thousands of yen)	Total Amount by Type of Remuneration, etc. (Thousands of yen)
			Basic Remuneration	Performance-linked Remuneration, etc.	Stock-based Remuneration
Directors (excluding Audit and Supervisory Committee Members)	6	91,972	88,680	—	3,292
(of which are Outside Directors)	(—)	(—)	(—)	—	—
Directors (Audit and Supervisory Committee Members)	3	10,800	10,800	—	—
(of which Outside Directors)	(3)	(10,800)	(10,800)	—	—

(Notes)

1.	The amount paid to Directors does not include the employee salary portion for Directors serving concurrently as employees.
2.	Stock-based remuneration states the amount recorded as an expense in the current fiscal year.

(3)	Outline of the content of limited liability contracts

Based on the provisions of Article 427, Paragraph 1 of the Companies Act, the Company and 3 Directors (excluding executive directors, etc.) have concluded contracts limiting their liability for damages under Article 423, Paragraph 1 of the Act. The maximum amount of liability for damages based on this contract is the minimum liability amount prescribed by law.

(4)	Outline of the content of Directors and Officers (D&O) liability insurance policy

The Company has concluded a directors and officers liability insurance contract as prescribed in Article 430-3, Paragraph 1 of the Companies Act with an insurance company. This insurance contract will cover damages that may arise due to Directors bearing responsibility for the execution of their duties or receiving claims seeking to enforce such liability.

The insureds of the directors and officers liability insurance contract are all Directors of the Company and its subsidiaries, and the Company bears the full amount of the insurance premiums for all insureds.

(5)	Matters concerning outside officers

(i)	Status of concurrent positions as executive directors, etc. of other companies

Director (Audit and Supervisory Committee Member) Atsunori Shirakawa is an Outside Director as stipulated in Article 2, Item 15 of the Companies Act. He is also the Representative Director and President of Village Vanguard Corporation. There is no special conflict of interest between the Company and the aforementioned entity where he concurrently serves.

Director (Audit and Supervisory Committee Member) Masaki Ono is an Outside Director as stipulated in Article 2, Item 15 of the Companies Act. He is also the Managing Partner of Yotsuya Town Comprehensive Law Office. There is no special conflict of interest between the Company and the aforementioned entity where he concurrently serves.

(ii)	Major activities

Category (Name)	Attendance at Board of Directors Meetings	Attendance at Audit and Supervisory Committee Meetings	Major Activities
Outside Director (Audit and Supervisory Committee Member), Michitada Takeuchi	15 / 15 times (100%)	15 / 15 times (100%)	Attended Board of Directors and Audit & Supervisory Committee meetings during the current fiscal year. He actively asks questions to clarify doubts and provides opinions from a standpoint based on his many years of business experience and track record in administrative departments.

Outside Director (Audit and Supervisory Committee Member), Atsunori Shirakawa	15 / 15 times (100%)	15 / 15 times (100%)	Attended Board of Directors and Audit & Supervisory Committee meetings during the current fiscal year. He actively asks questions to clarify doubts and provides opinions from a standpoint based on his past experience and track record as a corporate manager.

Outside Director (Audit and Supervisory Committee Member), Masaki Ono	15 / 15 times (100%)	15 / 15 times (100%)	Attended Board of Directors and Audit & Supervisory Committee meetings during the current fiscal year. He actively asks questions to clarify doubts and provides opinions from a standpoint based on his past experience and track record as a lawyer.

5.	Matters concerning the Accounting Auditor

(1)	Name of the Accounting Auditor

Koa Audit Corporation

(Note) So Audit Corporation, the Company’s former Accounting Auditor, retired upon the conclusion of the 20th Annual Shareholders Meeting held on March 28, 2025.

(2)	Amount of remuneration, etc.

Category	Payment Amount
Amount of remuneration, etc. for the Accounting Auditor pertaining to the current fiscal year	21,000,000 yen
Total amount of monetary and other financial benefits payable by the Company and its subsidiaries to the Accounting Auditor	21,000,000 yen

(Notes)

1.

In the audit contract between the Company and the Accounting Auditor, the amount of audit remuneration based on the Companies Act and that based on the Financial Instruments and Exchange Act are not clearly distinguished and cannot be substantially distinguished. Therefore, the total of these amounts is stated as the amount of remuneration, etc. for the Accounting Auditor for the current fiscal year.

2.

The reason the Audit and Supervisory Committee consented to the remuneration, etc. of the Accounting Auditor is that, upon receiving necessary materials and reports from Directors, internal related departments, and the Accounting Auditor, the Committee verified and examined the details of the Accounting Auditor’s audit plan, the status of the Accounting Auditor’s execution of duties, and the basis for calculating the remuneration estimate, and subsequently gave its consent.

(3) Details of non-audit services

Not applicable.

(4) Policy for determination of dismissal or non-reappointment of Accounting Auditor

If the Audit and Supervisory Committee judges it necessary, such as when there is an impediment to the execution of duties by the Accounting Auditor, it shall resolve to make the dismissal or non-reappointment of the Accounting Auditor the subject matter of a shareholders meeting. If the Accounting Auditor is recognized to fall under any of the items of Article 340, Paragraph 1 of the Companies Act, the Audit and Supervisory Committee shall dismiss the Accounting Auditor with the unanimous consent of all Audit and Supervisory Committee Members.

6. Outline of the content of the resolution on the establishment of systems to ensure the appropriateness of operations

The overview of the system (Internal Control System) stipulated in Article 399-13, Paragraph 1, Item 1 (b) and (c) of the Companies Act and Article 110-4 of the Ordinance for Enforcement of the Companies Act, as resolved by the Company’s Board of Directors, is as follows:

(1) System to ensure that the execution of duties by Directors complies with laws, regulations, and the Articles of Incorporation

(i) The Board of Directors shall make decisions on important matters related to management in accordance with laws, regulations, the Articles of Incorporation, resolutions of General Meetings of Shareholders, and Board of Directors Regulations.

(ii) The Board of Directors shall determine the basic policy for internal control and supervise whether Directors have properly structured, operated, and are executing their duties in accordance with the internal control system.

(iii) Directors shall mutually supervise the execution of operations by promoting information sharing with other Directors.

(2) System concerning the preservation and management of information related to the execution of duties by Directors

Information and documents concerning the execution of duties by Directors shall be properly preserved and managed in accordance with the Company’s internal rules.

(3) Regulations and other systems for managing the risk of loss

(i) The Representative Director shall establish a Risk Management Committee based on the “Risk Management Regulations” to implement comprehensive and systematic management for each risk.

(ii) If any operational action involving a risk of loss based on a violation of laws, regulations, the Articles of Incorporation, or other reasons is discovered, it must be reported immediately to the Board of Directors and the relevant department. The relevant department must strive to grasp the details of the discovered risk and the potential extent of the loss, while appropriately addressing and improving the situation.

(4) System to ensure that the duties of Directors are executed efficiently

(i) To ensure that the duties of Directors are executed efficiently, matters concerning the operation of the Board of Directors shall be stipulated in the “Board of Directors Regulations,” and meetings of the Board of Directors shall be held once a month, as well as holding extraordinary meetings as necessary.

(ii) For daily operational execution, authority shall be delegated based on the Organization Regulations, etc., establishing a system to execute operations efficiently.

(5) System to ensure that the execution of duties by employees complies with laws, regulations, and the Articles of Incorporation

(i) The Representative Director shall appoint the General Manager of Corporate Planning Division as the general manager responsible for compliance management and have them establish a Risk Management Committee. The Risk Management Committee shall promote and maintain a system capable of continuously strengthening the internal control function concerning compliance.

(ii) The Company has established a system centered around the Risk Management Committee to ensure that, should a compliance-related issue arise, it is reported to the Representative Director, Board of Directors, Audit and Supervisory Committee, and legal counsel.

(6) System concerning employees to assist the duties of the Audit and Supervisory Committee when such employees are requested, and matters concerning the independence of such employees from Directors

(i) While the Company currently does not assign employees to assist the Audit and Supervisory Committee’s duties, if the Committee requests such employees, they will be assigned. The specific details regarding the assignment (organization, number of people, etc.) will be determined in consultation with the Audit and Supervisory Committee, fully taking their opinions into consideration.

(ii) During the period when an employee assists the Audit and Supervisory Committee’s duties, the authority to give instructions and orders to the designated employee shall be transferred to the Audit and Supervisory Committee Members, and the employee shall not be subject to instructions and orders from Directors (excluding Directors who are Audit and Supervisory Committee Members). Furthermore, the evaluation of such employee shall be conducted after hearing the opinions of the Audit and Supervisory Committee.

(7) System for Directors and employees to report to the Audit and Supervisory Committee, and other systems concerning reporting to the Audit and Supervisory Committee

(i) Directors, etc. shall report to the Audit and Supervisory Committee regarding the status of business execution and the following items:

A.	Matters that have caused or may cause significant damage to the Company

B.	Monthly financial reports

C.	Status of internal audits

D.	Other important compliance-related matters

(ii) Audit and Supervisory Committee Members may attend important meetings in addition to Board of Directors meetings.

(8) System to ensure that audits by the Audit and Supervisory Committee are conducted effectively

(i) Besides legal requirements, Directors shall promptly report matters requested by the Audit and Supervisory Committee to the Committee.

(ii) The Representative Director shall periodically hold meetings with the Audit and Supervisory Committee to communicate and exchange opinions concerning compliance aspects and the status of internal control maintenance.

(iii) The Audit and Supervisory Committee shall exchange opinions and information with the Accounting Auditor and the Internal Audit Office, and request investigations and reports as needed while maintaining coordination.

(9) System to ensure the appropriateness of financial reporting

(i) To ensure the reliability of financial reporting and properly disclose financial information, the Company shall establish, maintain, and operate a system so that the internal control over financial reporting functions effectively.

(ii) The Company shall manage the risk of fraud or errors occurring in financial reporting, promote the appropriateness of operational execution, and appropriately establish and operate internal rules pertaining to financial reporting.

(iii) The Company shall continuously monitor and evaluate that the internal control mechanism for financial reporting functions properly and effectively, take necessary improvements and corrective measures if any deficiencies are found, and ensure conformity with relevant laws and regulations.

(10) Systems for eliminating anti-social forces

The Company shall establish and enforce regulations on the elimination of anti-social forces, strictly ensure compliance among Directors and employees, and cut off and eliminate any relationships with anti-social forces and groups that pose a threat to social order and safety.

(11) System to ensure the appropriateness of operations within the Headwaters Group

Regarding transactions among Headwaters Group companies, in addition to conducting them properly in accordance with laws and regulations, the Group companies shall undertake the following initiatives so that the Headwaters Group operates its business appropriately and contributes to the growth and development of the Group as a whole:

(i) Implement employee education and training to prevent misconduct, etc.

(ii) Establish a system concerning information security and personal information protection.

(iii) Regularly report financial conditions, etc., to the parent company.

(iv) Have internal audits conducted by the parent company’s Internal Audit Office, etc.

7. Overview of the operational status of the systems to ensure the appropriateness of operations

(1) Initiatives concerning compliance

The Company recognizes that it is essential for all employees to practice compliance with high ethical standards in order to smoothly promote our business.

The main compliance-related initiatives during the current fiscal year are as follows:

•

The Company has established “Board of Directors Regulations,” “Official Authority Regulations,” etc., proactively preventing any actions by Directors or employees that violate laws, regulations, the Articles of Incorporation, internal rules, etc.

•	The Company has conducted compliance training for employees.

•	The Company is operating an internal reporting system with reporting counters within the Company and at a third-party organization.

(2) Initiatives concerning the risk management system

To address diversifying risks, the Company has established a Risk Management Committee to operate and oversee the PDCA cycle for risk management activities, such as identifying key risks and formulating response plans.

The main initiatives concerning the risk management system during the current fiscal year are as follows:

•	Set “large-scale disasters” and “information leaks” as company-wide critical risks. In addition, each risk owner formulated risk evaluations and action plans.

(3) System to ensure that audits by the Audit and Supervisory Committee are conducted effectively

The Company strives to improve its rules and systems to maintain and enhance the effectiveness of audits by the Audit and Supervisory Committee.

The main initiatives concerning securing the effectiveness of audits by the Audit and Supervisory Committee during the current fiscal year are as follows:

•	Audit and Supervisory Committee Members attended important meetings.

•	Shared and collaborated on important issues through exchanges of opinions with Representative Directors, etc., and meetings with outside officers.

8. Basic policy concerning the control of the Company

The Company has not established any specific basic policy concerning the requirements for the person controlling the decisions of the Company’s financial and business policies.

Consolidated Balance Sheet

(As of December 31, 2025)

(Unit: Thousands of yen)

Item	Amount	Item	Amount
(Assets)		(Liabilities)
Current assets	1,580,604	Current liabilities	2,493,782
Cash and deposits	625,145	Accounts payable - trade	216,057
Accounts receivable - trade and contract assets	828,670	Short-term borrowings	1,900,000
Work in process	17,349	Accounts payable - other	47,122
Advance payments	30,250	Accrued expenses	200,230
Prepaid expenses	55,715	Contract liabilities	1,286
Other	23,672	Consumption taxes payable	82,601
Allowance for doubtful accounts	(200)	Deposits received	41,311
Non-current assets	2,269,268	Income taxes payable	4,018
Property, plant and equipment	42,490	Provision for loss on orders received	1,140
Buildings	16,015	Other	14
Tools, furniture and fixtures	87,352	Non-current liabilities	2,390
Accumulated depreciation	(60,876)	Provision for long-service awards	2,390

Intangible assets	161,740	Total liabilities	2,496,173

Software	7,136	(Net assets)
Goodwill	154,603	Shareholders’ equity	1,330,835
Investments and other assets	2,065,037	Share capital	389,887
Investment securities	67,524	Capital surplus	379,887
Long-term prepaid expenses	709	Retained earnings	561,288
Guarantee deposits	18,448	Treasury shares	(227)
Shares of subsidiaries and associates	1,870,609	Accumulated other comprehensive income	(1,064)
Deferred tax assets	4,516	Valuation difference on available-for-sale securities	(3,084)
Derivatives	103,230	Foreign currency translation adjustment	2,019
		Non-controlling interests	23,929

		Total net assets	1,353,699

Total assets	3,849,872	Total liabilities and net assets	3,849,872

(Note) Amounts are rounded down to the nearest thousand yen.

Consolidated Statement of Income

(From January 1, 2025 to December 31, 2025)

(Unit: Thousands of yen)

Item	Amount
Net sales		3,900,040
Cost of sales		2,167,305

Gross profit		1,732,735
Selling, general and administrative expenses		1,503,484

Operating profit		229,250
Non-operating income
Interest income	2,214
Subsidy income	12,223
Other	1,043	15,480

Non-operating expenses
Interest expenses and discount fees	10,325
Foreign exchange losses	1,957
Loss on valuation of derivatives	58,597
Refund of subsidies	4,500
Share of loss of entities accounted for using equity method	40,637
Other	198	116,215

Ordinary profit		128,516
Extraordinary losses
Loss on retirement of non-current assets	94	94

Profit before income taxes		128,421
Income taxes - current	33,126
Income taxes - deferred	19,580	52,707

Profit		75,714
Profit attributable to non-controlling interests		18,058

Profit attributable to owners of the parent		57,656

(Note) Amounts are rounded down to the nearest thousand yen.

Consolidated Statement of Changes in Shareholders’ Equity

(From January 1, 2025 to December 31, 2025)

(Unit: Thousands of yen)

	Shareholders’ equity
	Share capital	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance at beginning of period	378,338	368,338	503,632	(227)	1,250,081
Changes during period
Issuance of new shares	11,548	11,548			23,097
Profit attributable to owners of the parent			57,656		57,656
Net changes in items other than shareholders’ equity
Total changes during period	11,548	11,548	57,656	—	80,753
Balance at end of period	389,887	379,887	561,288	(227)	1,330,835

	Accumulated other comprehensive income			Non-controlling interests	Total net assets
	Valuation difference on available-for-sale securities	Foreign currency translation adjustment	Total accumulated other comprehensive income
Balance at beginning of period	15,966	1,012	16,979	5,534	1,272,595
Changes during period
Issuance of new shares					23,097
Profit attributable to owners of the parent					57,656
Net changes in items other than shareholders’ equity	(19,051)	1,007	(18,044)	18,394	349
Total changes during period	(19,051)	1,007	(18,044)	18,394	81,103
Balance at end of period	(3,084)	2,019	(1,064)	23,929	1,353,699

(Note) Amounts are rounded down to the nearest thousand yen.

Notes to Consolidated Financial Statements

(Notes regarding significant matters serving as the basis for the preparation of consolidated financial statements)

1.	Matters concerning the scope of consolidation

(1)	Number of consolidated subsidiaries and names of principal consolidated subsidiaries

Number of consolidated subsidiaries: 4 companies

Names of principal consolidated subsidiaries:

Headwaters Consulting Co., Ltd.

Headwaters Professionals Co., Ltd.

DATA IMPACT JOINT STOCK COMPANY

LogTech Corporation

As the Company acquired all shares of LogTech Corporation during the current consolidated fiscal year, making it a subsidiary, it has been included in the scope of consolidation from the current consolidated fiscal year.

Furthermore, LogTech Corporation is classified as a specified subsidiary of the Company.

(2)	Names, etc., of principal non-consolidated subsidiaries

Not applicable.

2.	Matters concerning the application of the equity method

Number of associates accounted for by the equity method: 1 company

(1)	The associate accounted for by the equity method is BBD Initiative Inc.

As the Company acquired shares of BBD Initiative Inc. during the current consolidated fiscal year, it has been included in the scope of the equity method from the current consolidated fiscal year.

(2)	Since the fiscal year-end date of the company applying the equity method differs from the consolidated fiscal year-end date, its financial statements based on provisional closing of accounts are used.

3.	Notes concerning accounting policies

(1)	Valuation standards and methods for significant assets

(i)	Securities

Available-for-sale securities

Securities other than shares, etc. without market prices

Stated at fair value (valuation differences are fully charged directly to net assets, and the cost of securities sold is calculated using the moving-average method).

Shares, etc. without market prices

Stated at cost determined by the moving-average method.

(ii)	Valuation standards and methods for derivatives

Stated at fair value.

(iii)	Work in process

Stated at cost determined by the specific identification method (the carrying amount is written down due to decreased profitability).

(2)	Depreciation methods for significant depreciable assets

(i)	Property, plant and equipment

The declining-balance method is applied. However, the straight-line method is applied to buildings (excluding facilities attached to buildings) acquired on or after April 1, 1998, and facilities attached to buildings acquired on or after April 1, 2016.

The principal useful lives are as follows:

Buildings: 15 to 24 years

Tools, furniture and fixtures: 3 to 10 years

(ii)	Intangible assets

The straight-line method is applied.

Software for internal use is amortized using the straight-line method over the internally estimated useful life (5 years).

(3)	Basis for recording significant provisions

(i)	Allowance for doubtful accounts

To prepare for losses from bad debts, the allowance is recorded based on the historical bad debt ratio for general receivables. For specific receivables such as doubtful receivables, recoverability is individually evaluated, and the estimated uncollectible amount is recorded.

(ii)	Provision for loss on orders received

To prepare for future losses related to order contracts, the estimated amount of loss related to order contracts at the end of the current consolidated fiscal year is recorded.

(iii)	Provision for long-service awards

To prepare for future payments of long-service awards, an amount based on the estimated payment amount is recorded.

(4)	Basis for recognizing revenues and expenses

The nature of the principal performance obligations in the major businesses arising from contracts with customers of the Group, and the usual time when such performance obligations are satisfied, are as follows:

(i)	AI integration services and DX services

We primarily conduct software development. For very short-term performance obligations, revenue is recognized when the performance obligation is completely satisfied. For others, revenue is recognized over time as the performance obligation is satisfied.

(ii)	Product services

We primarily provide in-house services and cloud services (for a usage fee), and revenue is recognized over time throughout the provision of such services.

(5)	Translation basis for translating significant foreign currency-denominated assets and liabilities into Japanese currency

Monetary receivables and payables denominated in foreign currencies are translated into yen at the spot exchange rate on the consolidated balance sheet date, and translation differences are accounted for as profit or loss. Assets and liabilities of overseas consolidated subsidiaries are translated into yen at the spot exchange rate on the consolidated balance sheet date, and revenues and expenses are translated into yen at the average exchange rate during the period. Translation differences are included in the foreign currency translation adjustment and non-controlling interests under net assets.

(6)	Amortization method and amortization period of goodwill

Regarding the amortization of goodwill, the period during which investment effects are expected to materialize is individually estimated, and it is amortized using the straight-line method over a reasonable period within 20 years.

(Notes concerning changes in accounting policies)

(Application of the “Accounting Standard for Income Taxes, Inhabitants Taxes and Enterprise Taxes,” etc.)

The Company has applied the “Accounting Standard for Income Taxes, Inhabitants Taxes and Enterprise Taxes” (ASBJ Statement No. 27, October 28, 2022; hereinafter referred to as the “2022 Revised Accounting Standard”) from the beginning of the current consolidated fiscal year.

Regarding the revision concerning the classification of recording income taxes (taxation on other comprehensive income), the Company follows the transitional treatment stipulated in the proviso to paragraph 20-3 of the 2022 Revised Accounting Standard and the transitional treatment stipulated in the proviso to paragraph 65-2 (2) of the “Implementation Guidance on Tax Effect Accounting” (ASBJ Guidance No. 28, October 28, 2022; hereinafter referred to as the “2022 Revised Implementation Guidance”). This does not impact the consolidated financial statements.

Furthermore, concerning the revision related to the review of the treatment in consolidated financial statements when deferring for tax purposes the gains/losses on the sale of subsidiary shares arising from transactions between consolidated companies, the Company has applied the 2022 Revised Implementation Guidance from the beginning of the current consolidated fiscal year. This change in accounting policy does not impact the consolidated financial statements.

(Notes concerning accounting estimates)

Net sales pertaining to performance obligations satisfied over time

(1)

Amount recorded in the consolidated financial statements for the current consolidated fiscal year Net sales pertaining to performance obligations satisfied over time: 222,570,000 yen (Of which, net sales pertaining to ongoing projects at year-end: 74,564,000 yen)

(2)	Information to facilitate understanding of the details of estimates

•	Calculation method

For projects (excluding those with extremely short durations) primarily involving software development where the satisfaction of performance obligations is recognized based on progress, revenue is recognized by satisfying the performance obligations over time.

The degree of progress toward the satisfaction of the performance obligation is calculated by the ratio of actual costs incurred by the end of the current consolidated fiscal year to the total estimated costs for each project.

•	Key assumptions

The significant accounting estimate is the total estimated cost for each project, and the required work hours expected to arise from software development are the primary assumption. The estimation of work hours is conducted individually by personnel with specialized knowledge and experience in project management, considering the specifications and schedule of each project.

•	Impact on the consolidated financial statements for the following consolidated fiscal year

For expected future work hours, we conduct continuous reviews based on the current situation of each project. However, if changes to initial estimates occur due to specification changes during development or unforeseen events, it could significantly impact the consolidated financial statements for the following consolidated fiscal year.

Recoverability of deferred tax assets

(1)	Amount recorded in the consolidated financial statements for the current consolidated fiscal year Deferred tax assets: 4,516,000 yen

(2)	Information to facilitate understanding of the details of estimates

•	Calculation method

The Group rationally estimates future taxable income and records deferred tax assets for future deductible temporary differences judged to be recoverable.

•	Key assumptions

The key assumption in estimating future taxable income is premised on future taxable income estimated based on the Company’s business plan. The business plan is calculated by comprehensively considering past results, market conditions, and other factors.

•	Impact on the consolidated financial statements for the following consolidated fiscal year

Since the recoverability of deferred tax assets depends on the estimation of future taxable income, any changes to the conditions or assumptions underlying that estimate may affect the recorded amount of deferred tax assets.

Fair value measurement of derivative transactions

(1)	Amount recorded in the consolidated financial statements for the current consolidated fiscal year Derivatives: 103,230,000 yen

(2)	Information to facilitate understanding of the details of estimates Calculation method

Derivatives are financial assets that fluctuate according to the stock price, etc. of BTM, Inc., with which a capital and business alliance agreement has been concluded. The fair value of these derivatives is evaluated by calculating it using the Monte Carlo simulation method.

•	Key assumptions

The primary assumptions for estimating the fair value of derivatives use basic figures necessary for the stock option pricing model, such as the stock price on the evaluation base date, stock price volatility, and the risk-free interest rate.

•	Impact on the consolidated financial statements for the following consolidated fiscal year

The fair value of the derivatives may fluctuate due to changes in the stock price of BTM, Inc.

Valuation of goodwill

(1)	Amount recorded on the consolidated balance sheet for the current consolidated fiscal year Goodwill: 154,603,000 yen

(2)	Information regarding significant accounting estimates related to the identified items

The Company records as goodwill the difference between the acquisition cost and the fair value of the acquired company’s identifiable assets and liabilities at the date of the business combination, representing the future excess earning power expected from the future business expansion of the acquired company. This is amortized equally using the straight-line method over the period during which the effect materializes.

We determine whether there are indicators of impairment by comparing operating profit/loss, etc. based on the business plan at the time of stock acquisition with actual performance. In the current consolidated fiscal year, there were no indicators of impairment for the above goodwill.

The business plan used to determine impairment indicators includes predictions of the future business environment, which involves estimation uncertainty. If there are changes in the prerequisite conditions for the estimates or the business environment, it could significantly impact the consolidated financial statements for the following and subsequent consolidated fiscal years.

(Notes to consolidated balance sheet)

1.	Among accounts receivable - trade and contract assets, the amount of receivables and contract assets arising from contracts with customers:

Accounts receivable - trade: 746,649,000 yen

Contract assets: 82,020,000 yen

2.	Pledged assets

(1)	Assets pledged as collateral

Shares of subsidiaries and associates: 1,870,609,000 yen

(2)	Liabilities associated with collateral

Short-term borrowings: 1,900,000,000 yen

(Notes to consolidated statement of changes in shareholders’ equity)

1.	Matters concerning the class and number of issued shares at the end of the current consolidated fiscal year

Common shares: 3,844,144 shares

(Note) The Company conducted a 2-for-1 stock split of common shares effective January 1, 2025.

2.	Matters concerning dividends

Not applicable.

3.

Matters concerning the class and number of shares underlying stock acquisition rights at the end of the current consolidated fiscal year (excluding those for which the exercise period has not commenced)

Common shares: 354,400 shares

(Note) The Company conducted a 2-for-1 stock split of common shares effective January 1, 2025.

(Notes concerning financial instruments)

1.	Matters concerning the status of financial instruments

(1)	Policy for dealing with financial instruments

The Group fundamentally procures funds necessary for business operations through regular operating cash flows. Temporary surplus funds are primarily managed in short-term deposits, and when a large amount of funds is temporarily required for capital investments, etc., we may procure funds through bank borrowings. Additionally, derivative transactions are executed within the scope of actual demand in accordance with internal regulations.

(2)	Details and risks of financial instruments

Trade receivables are exposed to customer credit risk.

Foreign currency - denominated receivables and payables are exposed to foreign exchange fluctuation risks.

Guarantee deposits are mainly related to head office lease agreements and are exposed to the credit risk of the deposit recipient.

Most of the accounts payable - trade (which are operating payables) are due within two months.

Short-term borrowings are mainly intended to procure funds necessary for capital investment and are exposed to interest rate risk associated with funding.

Derivatives are financial instruments that fluctuate according to the stock price, etc. of BTM, Inc., with which a capital and business alliance agreement has been concluded. The fair value of these derivatives is evaluated by calculating it using the Monte Carlo simulation method. However, the fair value of the derivatives may fluctuate due to changes in the stock price of BTM, Inc.

(3)	Risk management system for financial instruments

Regarding operating receivables, the Group manages credit limits based on credit management regulations and manages credit risks by understanding the credit status of business partners.

Regarding foreign exchange fluctuation risks associated with foreign currency-denominated receivables and payables, we continuously monitor the status of exchange rates and market interest rates.

Regarding operating payables and borrowings, they are exposed to liquidity risk, which we manage by tracking payment schedules on a monthly basis.

Regarding derivatives, they are exposed to the risk of fair value fluctuations, which we manage by periodically reviewing the exercise timing of options.

(4)	Supplementary explanation on matters concerning the fair value of financial instruments

The fair value of financial instruments includes values based on market prices, as well as reasonably calculated values when no market price is available. Since variable factors are incorporated in the calculation of such values, adopting different assumptions, etc., may cause the values to fluctuate.

(5)	Concentration of credit risk

Of the operating receivables at the consolidated fiscal year-end for the current period, the top 3 companies accounted for 27.0% of the total.

2.	Matters concerning the fair value of financial instruments

The amounts recorded on the consolidated balance sheet, fair values, and differences as of December 31, 2025 (the current consolidated fiscal year-end date) are as follows:

	Consolidated Balance Sheet Amount (Thousands of yen)	Fair Value (Thousands of yen)	Difference (Thousands of yen)
Investment securities	67,524	67,524	—
Guarantee deposits	18,448	16,707	(1,741)
Total assets	85,973	84,231	(1,741)
Derivative transactions (*2) Those in which hedge accounting is not applied	103,230	103,230	—

Total derivative transactions	103,230	103,230	—

(*1)

“Cash and deposits,” “Accounts receivable - trade,” “Accounts payable - trade,” “Short-term borrowings,” “Accounts payable - other,” “Accrued expenses,” “Consumption taxes payable,” and “Income taxes payable” are omitted because they consist of cash or are settled in a short period of time, meaning their fair value approximates their carrying amounts.

(*2)	Net claims and debts arising from derivative transactions are presented in net amounts. Items that constitute a net debt in total are shown in parentheses ( ).

(Note 1) Planned redemption amounts of monetary claims after the consolidated balance sheet date

	Within 1 year (Thousands of yen)	Over 1 year within 5 years (Thousands of yen)	Over 5 years within 10 years (Thousands of yen)	Over 10 years (Thousands of yen)
Cash and deposits	625,145	—	—	—
Accounts receivable - trade	746,649	—	—	—
Guarantee deposits	—	177	18,270	—

Total	1,371,795	177	18,270	—

(Note 2) Planned repayment amounts of other interest-bearing debt after the consolidated balance sheet date

	Within 1 year (Thousands of yen)	Over 1 year within 2 years (Thousands of yen)	Over 2 years within 3 years (Thousands of yen)	Over 3 years within 4 years (Thousands of yen)	Over 4 years within 5 years (Thousands of yen)	Over 5 years (Thousands of yen)
Short-term borrowings	1,900,000	—	—	—	—	—

Total	1,900,000	—	—	—	—	—

3.	Matters concerning the breakdown of fair value of financial instruments by appropriate level, etc.

The fair values of financial instruments are classified into the following three levels based on the observability and significance of the inputs used in the fair value measurement.

Level 1 fair value: Fair value determined based on quoted market prices in active markets for the assets or liabilities subject to the measurement, among observable valuation inputs.

Level 2 fair value: Fair value determined using inputs other than Level 1 inputs, among observable valuation inputs.

Level 3 fair value: Fair value determined using unobservable valuation inputs.

If multiple inputs that have a significant impact on fair value measurement are used, the fair value is categorized in its entirety in the lowest level input among the levels to which each of the inputs belongs.

(1)	Financial instruments recorded at fair value on the consolidated balance sheet

(Unit: Thousands of yen)

Category	Fair value
	Level 1	Level 2	Level 3	Total
Investment securities Available-for-sale securities Shares	67,524	—	—	67,524
Derivative transactions (Stock-related)	—	—	103,230	103,230

Total assets	67,524	—	103,230	170,754

(2)	Financial instruments not recorded at fair value on the consolidated balance sheet

(Unit: Thousands of yen)

Category	Fair value
	Level 1	Level 2	Level 3	Total
Guarantee deposits	—	16,707	—	16,707

Total assets	—	16,707	—	16,707

(Note) Explanation of valuation techniques and inputs used for fair value measurement

Investment securities

For investment securities, the market price is used to evaluate listed shares. Because listed shares are traded in active markets, their fair value is classified as Level 1 fair value.

Guarantee deposits

The fair value is calculated using the discounted present value method based on the future cash flows and appropriate indicators such as government bond yields, and is classified as Level 2 fair value.

Derivative transactions

Since the Monte Carlo simulation method calculates values primarily using inputs such as the market stock price on the evaluation base date, volatility calculated from the market stock price, and the risk-free rate, it is classified as Level 3 fair value.

(Notes concerning revenue recognition)

(1) Disaggregation of revenue arising from contracts with customers is as follows.

(Unit: Thousands of yen)

AI Solutions Business
AI Integration Services	2,626,396
DX (Digital Transformation) Services	1,167,263
Product Services	106,380

Revenue from contracts with customers	3,900,040

Net sales to external customers	3,900,040

(2) Information that provides the basis for understanding revenue

This is as described in “Notes to Consolidated Financial Statements 3. Notes concerning accounting policies (4) Basis for recognizing revenues and expenses.”

(3) Information regarding the relationship between the satisfaction of performance obligations under contracts with customers and cash flows arising from those contracts, and the amount and timing of revenue expected to be recognized from the next consolidated fiscal year onward from contracts with customers existing at the end of the current consolidated fiscal year.

(i) Balance of contract assets and contract liabilities, etc.

(Unit: Thousands of yen)

Current consolidated fiscal year
Receivables arising from contracts with customers (Balance at beginning of period)	460,838
Receivables arising from contracts with customers (Balance at end of period)	746,649
Contract assets (Balance at beginning of period)	102,031
Contract assets (Balance at end of period)	82,020
Contract liabilities (Balance at beginning of period)	8,609
Contract liabilities (Balance at end of period)	1,286

Contract assets relate to the Group’s right to unbilled consideration for revenue recognized over time based on the progress of contracts with customers. Contract assets are transferred to receivables arising from contracts with customers when the customer inspects and accepts the work.

Contract liabilities relate to advances received from customers according to contract terms. Contract liabilities are reversed upon the recognition of revenue.

Of the revenue recognized in the current consolidated fiscal year, the amount that was included in the contract liability balance at the beginning of the period was 8,609,000 yen.

(ii) Transaction price allocated to remaining performance obligations

For the transaction price allocated to remaining performance obligations, the Group applies the practical expedient and omits the disclosure because there are no significant contracts for which the initially expected contract period exceeds one year. There are no significant amounts in the consideration arising from contracts with customers that are not included in the transaction price.

(Notes concerning per share information)

Net assets per share: 345.93 yen

Basic earnings per share: 15.13 yen

(Other notes)

(Notes concerning business combinations)

(Acquisition of subsidiary shares)

1.	Overview of business combination

(1)	Name and business of the combining company

Name of the combining company: LogTech Corporation

Details of business: DX Service Business

(2)	Main reasons for conducting business combination

The Company acquired the shares of LogTech Corporation for the purposes of developing and utilizing engineering personnel, as well as expanding the Company’s capability of handling development projects centered on AI technologies.

In order to meet the growing demand for AI, the Company has been steadily expanding its AI solutions business, and securing engineering resources has become a major management issue. Through this share acquisition, the Company will seek to facilitate the acquisition of practical skills and enhance AI literacy among the engineers recruited and developed by LogTech Corporation by sharing the Company’s AI technologies with such engineers and providing them with an educational curriculum. This will enable the Company to assign these engineers to AI-related projects, for which demand will continue increasing.

In addition, the Company promotes “X-Tech Hands-on Work” as support for customers in developing in-house capabilities. The Company aims to contribute to resolving the business issues faced by its customers and improving their productivity by leveraging new technologies, such as generative AI and AI agents, in business operations while working with customers, and to promptly provide solutions to society at large by accumulating various issues that arise on-site within the company and integrating them with new technologies.

By utilizing the training programs offered by LogTech Corporation, the Company will develop engineers across a broad spectrum, including supporting the reskilling of engineers and skill transitions from other industries. Moreover, the Company aims to increase sales and improve productivity by providing engineers with opportunities that match their skills by promoting cross-selling through utilizing the sales networks of the companies.

(3)	Date of business combination: September 30, 2025 (Deemed acquisition date)

(4)	Legal form of the business combination: Acquisition of shares for cash consideration

(5)	Name of the company after combination: There is no change in the company’s name after the combination.

(6)	Percentage of voting rights acquired: 100%

(7)	Principal reason for determining the acquiring company: The Company acquired the shares with cash consideration.

2.	Performance period of the acquired company included in the consolidated statement of income: From October 1, 2025 to December 31, 2025

3. Acquisition cost and breakdown by consideration type

Acquisition consideration (Cash): 237,000,000 yen
-------------------------------------------------------------
Acquisition cost: 237,000,000 yen

4.	Details and amounts of principal acquisition-related costs

Advisory fees, etc.: 25,391,000 yen

5.	Amount of goodwill incurred, reasons for occurrence, amortization method, and amortization period

•	Amount of goodwill incurred: 162,740,000 yen

Reasons for occurrence: Expected future excess earning power due to future business expansion.

Amortization method and amortization period: Amortized equally over 5 years

6.	Amounts of assets accepted and liabilities assumed on the business combination date

Current assets: 111,087,000 yen
Non-current assets: 1,342,000 yen
--------------------------------------------
Total assets: 112,429,000 yen

Current liabilities: 38,170,000 yen
--------------------------------------------
Total liabilities: 38,170,000 yen

(Notes on significant subsequent events)

The Company and BBD Initiative Inc. (“BBD Initiative”) have each resolved, at their respective board of directors meetings held on January 26, 2026, to conduct a merger between the companies, with an effective date designated on May 1, 2026, and executed a merger agreement pertaining to an absorption-type merger in which the Company will be the surviving company and BBD Initiative will be the disappearing company (the “Merger”).

The Merger is subject to the approval of the companies’ shareholders meetings.

1.	Purposes of business combination

As detailed below, the companies will proceed with the business integration to realize the benefits of integration, focusing on: (a) “creating new value through the integration of technology and products”; (b) “expanding the business through the integration of human resources”; and (c) “strengthening the financial foundation.”

a.	Creating new value through the integration of technology and products

The companies aim to develop next-generation services incorporating AI functionality by integrating the Company’s advanced expertise in AI implementation, which it has cultivated over time, with the portfolio of SaaS products offered by BBD Initiative. This will not only enhance the added value of existing products, but also establish a framework to bring new solutions to the market that support customers’ operational efficiency and the promotion of digital transformation, thereby strengthening the companies’ competitive advantage.

b.	Expanding the business through the integration of human resources

The companies aim to enhance their competitiveness in recruitment and to strengthen their AI personnel development system by integrating their engineering resources. This will enable the companies to achieve both development speed and quality, and put in place a structure that is capable of handling a greater volume of projects. In addition, the companies aim to create cross-selling and up-selling opportunities and to gain access to a broader range of markets.

c.	Strengthening the financial foundation

The business integration is expected to expand the companies’ scale and enhance their creditworthiness. This will enable the companies to further strengthen their financial foundation and establish a system which is capable of flexibly responding to large-scale industry restructuring and new investments. A robust financial foundation will support proactive investments in research and development and strategic initiatives such as M&A, and the companies aim for this to serve as an important foundation to enable sustainable growth for the companies over the medium to long term.

2.	Business combination date

May 1, 2026 (Scheduled)

3.	Name and business of the company absorbed in the merger

Name of the absorbed company: BBD Initiative Inc.

Details of business: DX Business, BPO Business

4.	Legal form of the business combination

An absorption-type merger with the Company as the surviving company and BBD Initiative as the absorbed company.

5.	Name of the company after combination

Headwaters Co., Ltd.

6.	Details of allocations related to the business combination

(1)	Merger ratio by class of shares

0.5 shares of Headwaters will be allocated for every 1 common share of BBD Initiative.

(2)	Calculation method of the merger ratio

To ensure the fairness and validity of the merger ratio, both companies individually requested independent third-party appraisal institutions to calculate the merger ratio. The Company appointed Plutus Consulting Co., Ltd., and BBD Initiative appointed Akasaka International Accounting Co., Ltd. as its third-party appraisal institution.

The Company and BBD Initiative carefully negotiated and consulted on the merger ratio based on the calculation results of the third-party appraisal institutions, advice from legal advisors, and the results of due diligence conducted on each other. Taking into consideration various factors such as both companies’ financial conditions, asset status, and future outlooks comprehensively, it was finally determined that this merger ratio was appropriate, and the merger contract was concluded.

7.	Amount of assets and liabilities to be transferred

Not determined at this time.

8.	Amount of goodwill incurred, reasons for occurrence, amortization method, and amortization period

Not determined at this time.

Balance Sheet

(As of December 31, 2025)

(Unit: Thousands of yen)

Item	Amount	Item	Amount
(Assets)		(Liabilities)
Current assets	1,000,845	Current liabilities	2,331,672
Cash and deposits	329,735	Accounts payable - trade	233,918
Accounts receivable - trade and contract assets	564,262	Short-term borrowings	1,900,000
Work in process	14,473	Accounts payable - other	33,029
Advance payments	30,250	Accrued expenses	101,634
Prepaid expenses	36,752	Contract liabilities	1,286
Advances paid	6,350	Consumption taxes payable	39,202
Other	19,019	Deposits received	21,427
Non-current assets	2,439,631	Income taxes payable	33
Property, plant and equipment	27,688	Provision for loss on orders received	1,140
Buildings	16,015	Non-current liabilities	2,390
Tools, furniture and fixtures	53,601	Provision for long-service awards	2,390

Accumulated depreciation	(41,927)	Total liabilities	2,334,063

Intangible assets	5,612	(Net assets)
Software	5,612	Shareholders’ equity	1,109,498
Investments and other assets	2,406,331	Share capital	389,887
Investment securities	67,524	Capital surplus	379,887
Long-term prepaid expenses	709	Legal capital surplus	379,887
Guarantee deposits	17,396	Retained earnings	339,951
Shares of subsidiaries and associates	2,212,799	Other retained earnings	339,951
Deferred tax assets	4,670	Retained earnings brought forward	339,951
Derivatives	103,230	Treasury shares	(227)
		Valuation and translation adjustments	(3,084)
		Valuation difference on available-for-sale securities	(3,084)

		Total net assets	1,106,413

Total assets	3,440,476	Total liabilities and net assets	3,440,476

(Note) Amounts are rounded down to the nearest thousand yen.

Statement of Income

(From January 1, 2025 to December 31, 2025)

(Unit: Thousands of yen)

Item	Amount
Net sales		3,009,948
Cost of sales		1,897,708

Gross profit		1,112,240
Selling, general and administrative expenses		1,037,846

Operating profit		74,394
Non-operating income
Interest income	931
Subsidy income	9,443
Other	754	11,128

Non-operating expenses
Interest expenses and discount fees	10,325
Foreign exchange losses	164
Refund of subsidies	4,500
Loss on valuation of derivatives	58,597
Other	194	73,780

Ordinary profit		11,742
Extraordinary losses
Loss on retirement of non-current assets	18	18

Profit before income taxes		11,723
Income taxes - current	3,498
Income taxes - deferred	13,776	17,275

Net loss		(5,551)

(Note) Amounts are rounded down to the nearest thousand yen.

Statement of Changes in Shareholders’ Equity

(From January 1, 2025 to December 31, 2025)

(Unit: Thousands of yen)

	Shareholders’ equity
	Share capital	Capital surplus	Retained earnings		Treasury shares	Total shareholders’ equity
		Legal capital surplus	Other retained earnings	Total retained earnings
			Retained earnings brought forward
Balance at beginning of period	378,338	368,338	345,503	345,503	(227)	1,091,952
Changes during period
Issuance of new shares	11,548	11,548				23,097
Net loss			(5,551)	(5,551)		(5,551)
Net changes in items other than shareholders’ equity
Total changes during period	11,548	11,548	(5,551)	(5,551)	—	17,545
Balance at end of period	389,887	379,887	339,951	339,951	(227)	1,109,498

	Valuation and translation adjustments		Total net assets
	Valuation difference on available-for-sale securities	Total valuation and translation adjustments
Balance at beginning of period	15,966	15,966	1,107,919
Changes during period
Issuance of new shares			23,097
Net loss			(5,551)
Net changes in items other than shareholders’ equity	(19,051)	(19,051)	(19,051)
Total changes during period	(19,051)	(19,051)	(1,506)
Balance at end of period	(3,084)	(3,084)	1,106,413

(Note) Amounts are rounded down to the nearest thousand yen.

Notes to Non-consolidated Financial Statements

(Notes concerning significant accounting policies)

1.	Valuation standards and methods for assets

(1)	Valuation standards and methods for securities

(i)	Shares of subsidiaries and associates

Stated at cost determined by the moving-average method.

(ii)	Available-for-sale securities

Securities other than shares, etc. without market prices

Stated at fair value (valuation differences are fully charged directly to net assets, and the cost of securities sold is calculated using the moving-average method).

Shares, etc. without market prices

Stated at cost determined by the moving-average method.

(2)	Valuation standards and methods for derivatives

Stated at fair value.

(3)	Valuation standards and methods for inventories

Work in process

Stated at cost determined by the specific identification method (the carrying amount is written down due to decreased profitability).

2.	Depreciation methods for non-current assets

(1)	Property, plant and equipment

The declining-balance method is applied. However, the straight-line method is applied to buildings (excluding facilities attached to buildings) acquired on or after April 1, 1998, and facilities attached to buildings acquired on or after April 1, 2016.

The principal useful lives are as follows:

Buildings: 15 to 24 years

Tools, furniture and fixtures: 3 to 10 years

(2)	Intangible assets

The straight-line method is applied.

Software for internal use is amortized using the straight-line method over the internally estimated useful life (5 years).

3.	Basis for recording provisions

(1)	Allowance for doubtful accounts

To prepare for losses from bad debts, the allowance is recorded based on the historical bad debt ratio for general receivables. For specific receivables such as doubtful receivables, recoverability is individually evaluated, and the estimated uncollectible amount is recorded.

(2)	Provision for loss on orders received

To prepare for future losses related to order contracts, the estimated amount of loss related to order contracts at the end of the current fiscal year is recorded.

(3)	Provision for long-service awards

To prepare for future payments of long-service awards, an amount based on the estimated payment amount is recorded.

4.	Basis for recognizing revenues and expenses

The nature of the principal performance obligations in the major businesses arising from contracts with customers of the Company, and the usual time when such performance obligations are satisfied, are as follows:

(i)	AI integration services and DX services

We primarily conduct software development. For very short-term performance obligations, revenue is recognized when the performance obligation is completely satisfied. For others, revenue is recognized over time as the performance obligation is satisfied.

(ii)	Product services

We primarily provide in-house services and cloud services (for a usage fee), and revenue is recognized over time throughout the provision of such services.

5.	Other significant matters serving as the basis for the preparation of financial statements

Translation basis for translating foreign currency-denominated assets and liabilities into Japanese currency

Monetary receivables and payables denominated in foreign currencies are translated into yen at the spot exchange rate on the balance sheet date, and translation differences are accounted for as profit or loss.

(Notes concerning changes in accounting policies)

(Application of the “Accounting Standard for Income Taxes, Inhabitants Taxes and Enterprise Taxes,” etc.)

The Company has applied the “Accounting Standard for Income Taxes, Inhabitants Taxes and Enterprise Taxes” (ASBJ Statement No. 27, October 28, 2022; hereinafter referred to as the “2022 Revised Accounting Standard”), etc., from the beginning of the current fiscal year.

This change in accounting policy does not impact the financial statements.

(Notes concerning accounting estimates)

Net sales pertaining to performance obligations satisfied over time

(1)	Amount recorded in the financial statements for the current fiscal year

Net sales pertaining to performance obligations satisfied over time: 99,283,000 yen

(Of which, net sales pertaining to ongoing projects at year-end: 62,315,000 yen)

(2)	Information to facilitate understanding of the details of estimates

•	Calculation method

For projects (excluding those with extremely short durations) primarily involving software development where the satisfaction of performance obligations is recognized based on progress, revenue is recognized by satisfying the performance obligations over time.

The degree of progress toward the satisfaction of the performance obligation is calculated by the ratio of actual costs incurred by the end of the current fiscal year to the total estimated costs for each project.

•	Key assumptions

The significant accounting estimate is the total estimated cost for each project, and the required work hours expected to arise from software development are the primary assumption. The estimation of work hours is conducted individually by personnel with specialized knowledge and experience in project management, considering the specifications and schedule of each project.

•	Impact on the financial statements for the following fiscal year

For expected future work hours, we conduct continuous reviews based on the current situation of each project. However, if changes to initial estimates occur due to specification changes during development or unforeseen events, it could significantly impact the financial statements for the following fiscal year.

Recoverability of deferred tax assets

(1)	Amount recorded in the financial statements for the current fiscal year

Deferred tax assets: 4,670,000 yen

(2)	Information to facilitate understanding of the details of estimates

•	Calculation method

The Company rationally estimates future taxable income and records deferred tax assets for future deductible temporary differences judged to be recoverable.

•	Key assumptions

The key assumption in estimating future taxable income is premised on future taxable income estimated based on the Company’s business plan. The business plan is calculated by comprehensively considering past results, market conditions, and other factors.

•	Impact on the financial statements for the following fiscal year

Since the recoverability of deferred tax assets depends on the estimation of future taxable income, any changes to the conditions or assumptions underlying that estimate may affect the recorded amount of deferred tax assets.

Fair value measurement of derivative transactions

(1)	Amount recorded in the financial statements for the current fiscal year

Derivatives: 103,230,000 yen

(2)	Information to facilitate understanding of the details of estimates

•	Calculation method

Derivatives are financial assets that fluctuate according to the stock price, etc. of BTM, Inc., with which a capital and business alliance agreement has been concluded. The fair value of these derivatives is evaluated by calculating it using the Monte Carlo simulation method.

•	Key assumptions

The primary assumptions for estimating the fair value of derivatives use basic figures necessary for the stock option pricing model, such as the stock price on the evaluation base date, stock price volatility, and the risk-free interest rate.

•	Impact on the financial statements for the following fiscal year

The fair value of the derivatives may fluctuate due to changes in the stock price of BTM, Inc.

(Notes to the balance sheet)

1.	Monetary receivables from and payables to affiliates (excluding those presented separately)

(i)	Short-term monetary receivables: 22,231,000 yen

(ii)	Short-term monetary payables: 63,954,000 yen

2.	Pledged assets

(1)	Assets pledged as collateral

Shares of subsidiaries and associates: 1,911,246,000 yen

(2)	Liabilities associated with collateral

Short-term borrowings: 1,900,000,000 yen

(Notes to the statement of income)

Transaction volume with affiliates

(i)	Net sales: 125,096,000 yen

(ii)	Subcontracting expenses: 490,004,000 yen

(iii)	Selling, general and administrative expenses: 58,424,000 yen

(Notes to the statement of changes in shareholders’ equity)

Matters concerning the class and number of treasury shares at the end of the current fiscal year

Common shares: 104 shares

(Note) The Company conducted a 2-for-1 stock split of common shares effective January 1, 2025.

(Notes concerning transactions with related parties)

There are no significant transactions to be disclosed.

(Notes concerning tax effect accounting)

Breakdown of the main causes for the occurrence of deferred tax assets and deferred tax liabilities:

Deferred tax assets
Accrued enterprise tax	574 Thousands of yen
Guarantee deposits	820
Valuation loss on investment securities	9,465
Accrued office tax	687
Restricted stock	3,678
Provision for long-service awards	732
Provision for loss on orders received	349
Valuation difference on available-for-sale securities	1,419
Other	87

Subtotal deferred tax assets	17,814
Valuation allowance for total future deductible temporary differences, etc.	(13,144)

Subtotal valuation allowance	(13,144)

Total deferred tax assets	4,670

(Notes concerning revenue recognition)

Information that provides the basis for understanding revenue arising from contracts with customers is omitted here, as the same information is provided in the “Notes to Consolidated Financial Statements (Notes concerning revenue recognition).”

(Notes concerning per share information)

Net assets per share: 287.83 yen

Net loss per share: 1.46 yen

(Notes concerning significant subsequent events)

Information is omitted here, as the same information is provided in the “Notes to Consolidated Financial Statements (Notes concerning significant subsequent events).”

Accounting Auditor’s Audit Report Pertaining to Consolidated Financial Statements

Independent Auditor’s Report

February 24, 2026

To: The Board of Directors of Headwaters Co., Ltd.

Koa Audit Corporation
Chiyoda-ku, Tokyo

Yoshitaka Kakihara
Designated Partner
Engagement Partner
Certified Public Accountant

Yuji Kuratani
Designated Partner
Engagement Partner
Certified Public Accountant

Tetsushi Michida
Designated Partner
Engagement Partner
Certified Public Accountant

Opinion

Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements, which comprise the consolidated balance sheet, consolidated statement of income, consolidated statement of changes in equity, and the notes to consolidated financial statements of Headwaters Co., Ltd. (the “Company”) applicable to the consolidated fiscal year from January 1, 2025 to December 31, 2025.

In our opinion, the aforementioned consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the business group consisting of Headwaters Co., Ltd. and its consolidated subsidiaries for the period for which the consolidated financial statements were prepared, in accordance with corporate accounting standards generally accepted as fair and appropriate in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards that are generally accepted as fair and appropriate in Japan. Our responsibilities under those auditing standards are further described in the “Auditor’s Responsibilities for Audit of Consolidated Financial Statements” section of our report. We are independent of the Company and its consolidated subsidiaries in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Japan, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Emphasis of Matter

As described in the “Significant Subsequent Events” section in the notes to the consolidated financial statements, the Company resolved, at its board of directors meeting held on January 26, 2026, to proceed with an absorption-type merger in which the Company will be the surviving company and BBD Initiative (the Company’s equity method affiliate) will be the disappearing company (the “Merger”), with an effective date designated on May 1, 2026. The Merger is subject to the approval of the shareholders meetings of the Company and BBD Initiative.

Such matter does not influence our opinion.

Other Information

The other information comprises the information contained in the Company’s business report and its supplementary schedules. Management is responsible for the preparation and presentation of such other information. The audit and supervisory committee is responsible for overseeing the directors’ execution of their duties with regard to the development and operation of the reporting process for such other information.

Our opinion on the consolidated financial statements does not cover any other information and we do not express any opinion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read through the other information and, in the process of doing so, to consider whether there is any significant difference between such other information and the consolidated financial statements or our knowledge obtained through the process of auditing, and to also pay attention to whether there are any other signs of material error in the other information apart from such significant differences.

If, based on the work we have performed, we conclude that there is any material error in the other information, we are required to report that fact.

We have nothing to report in this regard.

Responsibilities of Management and Audit and Supervisory Committee for Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of consolidated financial statements in accordance with corporate accounting standards generally accepted as fair and appropriate in Japan, and for the development and operation of such internal control as management determines is necessary to enable the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing whether it is appropriate to prepare the consolidated financial statements with the assumption of a going concern and for disclosing, as necessary, matters related to a going concern in accordance with corporate accounting standards generally accepted as fair and appropriate in Japan.

The audit and supervisory committee is responsible for overseeing the directors’ execution of their duties with regard to the development and operation of the financial reporting process.

Auditor’s Responsibilities for Audit of Consolidated Financial Statements

We are responsible for obtaining reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and for issuing an auditor’s report that expresses our opinion on the consolidated financial statements based on our audit from an independent standpoint. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the decisions of users of the consolidated financial statements.

As part of our audit in accordance with auditing standards generally accepted as fair and appropriate in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement in the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Selection and application of audit procedures are at the discretion of the auditor. In addition, we obtain audit evidence that is sufficient and appropriate to provide a basis for the expression of our opinion;

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances when making risk assessments, while the objective of the auditing of the consolidated financial statements is not to express an opinion on the effectiveness of the entity’s internal control;

•

Evaluate the appropriateness of accounting policies used by management and their method of application, as well as the reasonableness of accounting estimates made by management and the appropriateness of the related notes thereto;

•

Render a conclusion on the appropriateness of management’s preparation of the consolidated financial statements with the assumption of a going concern, and, based on the audit evidence obtained, conclude whether any material uncertainty exists in relation to events or conditions that may cast significant doubt on such assumption. If we conclude that a material uncertainty exists in connection with the going concern assumption, we are required to draw attention in our auditor’s report to the notes to the consolidated financial statements or, if such notes on material uncertainty are inadequate, to express a qualified opinion with exceptions on the consolidated financial statements. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company and its consolidated subsidiaries to cease to continue as a going concern;

•

Evaluate whether the presentation of and notes to the consolidated financial statements are in accordance with corporate accounting standards generally accepted as fair and appropriate in Japan, evaluate the overall presentation, structure and content of the consolidated financial statements, including the related notes thereto, and check whether the consolidated financial statements fairly represent the underlying transactions and accounting events; and

•

Plan and perform an audit of the consolidated financial statements to obtain sufficient and appropriate audit evidence regarding the financial information of the Company and its consolidated subsidiaries to provide a basis for the expression of our opinion on the consolidated financial statements. We are responsible for the direction, supervision and review of the audit of the consolidated financial statements. We remain solely responsible for our audit opinion.

We report to the audit and supervisory committee regarding, among other matters, the planned scope and timing of the audit, significant audit findings, including any significant deficiencies in internal control that we identify during our audit process, and other matters required by the auditing standards.

We also provide the audit and supervisory committee with a statement that we have complied with relevant professional ethical requirements in Japan regarding independence, and if any measures have been taken to remove matters or impediments reasonably considered to affect the auditor’s independence, or if safeguards have been applied to reduce such impediments to an acceptable level, we report the details of such measures or safeguards.

Interest required to be disclosed by the Certified Public Accountants Act of Japan

Our firm and our engagement partners do not have any interest in the Company or its consolidated subsidiaries which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

End

Accounting Auditor’s Report Pertaining to Financial Statements

Independent Auditor’s Report

February 24, 2026

To: The Board of Directors of Headwaters Co., Ltd.

Koa Audit Corporation
Chiyoda-ku, Tokyo

Yoshitaka Kakihara
Designated Partner
Engagement Partner
Certified Public Accountant
Yuji Kuratani
Designated Partner
Engagement Partner
Certified Public Accountant
Tetsushi Michida
Designated Partner
Engagement Partner
Certified Public Accountant

Opinion

Pursuant to Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the financial statements of Headwaters Co., Ltd. (the “Company”) applicable to the 21st fiscal year from January 1, 2025 to December 31, 2025, which comprise the non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in equity, notes to non-consolidated financial statements, and the supplementary schedules thereof (collectively, the “financial statements”).

In our opinion, the financial statements referred to above fairly present, in all material respects, the financial position and the results of operations of the Company for the period for which the financial statements were prepared, in accordance with corporate accounting standards generally accepted as fair and appropriate in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards that are generally accepted as fair and appropriate in Japan. Our responsibilities under those auditing standards are further described in the “Auditor’s Responsibilities for Audit of Financial Statements” section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of financial statements in Japan, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Emphasis of Matter

As described in the “Significant Subsequent Events” section in the notes to the non-consolidated financial statements, the Company resolved, at its board of directors meeting held on January 26, 2026, to proceed with an absorption-type merger in which the Company will be the surviving company and BBD Initiative (the Company’s equity method affiliate) will be the disappearing company (the “Merger”), with an effective date designated on May 1, 2026. The Merger is subject to the approval of the shareholders meetings of the Company and BBD Initiative.

Such matter does not influence our opinion.

Other Information

The other information comprises the information contained in the Company’s business report and its supplementary schedules. Management is responsible for the preparation and presentation of such other information. The audit and supervisory committee is responsible for overseeing the directors’ execution of their duties with regard to the development and operation of the reporting process for such other information.

Our opinion on the financial statements does not cover any other information and we do not express any opinion thereon.

In connection with our audit of the financial statements, our responsibility is to read through the other information and, in the process of doing so, to consider whether there is any significant difference between such other information and the financial statements or our knowledge obtained through the process of auditing, and also pay attention to whether there are any other signs of material error in the other information apart from such significant differences.

If, based on the work we have performed, we conclude that there is any material error in the other information, we are required to report that fact.

We have nothing to report in this regard.

Responsibilities of Management and Audit and Supervisory Committee for Financial Statements

Management is responsible for the preparation and fair presentation of financial statements in accordance with corporate accounting standards generally accepted as fair and appropriate in Japan, and for the development and operation of such internal control as management determines is necessary to enable the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing whether it is appropriate to prepare the financial statements with the assumption of a going concern and for disclosing, as necessary, matters related to a going concern in accordance with corporate accounting standards generally accepted as fair and appropriate in Japan.

The audit and supervisory committee is responsible for overseeing the directors’ execution of their duties with regard to the development and operation of the financial reporting process.

Auditor’s Responsibilities for Audit of Financial Statements

We are responsible for obtaining reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and for issuing an auditor’s report that expresses our opinion on the financial statements based on our audit from an independent standpoint. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the decisions of users of the financial statements.

As part of our audit in accordance with auditing standards generally accepted as fair and appropriate in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement in the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Selection and application of audit procedures are at the discretion of the auditor. In addition, we obtain audit evidence that is sufficient and appropriate to provide a basis for the expression of our opinion;

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances when making risk assessments, while the objective of the auditing of financial statements is not to express an opinion on the effectiveness of the entity’s internal control;

•

Evaluate the appropriateness of accounting policies used by management and their method of application, as well as the reasonableness of accounting estimates made by management and the appropriateness of the related notes thereto;

•

Render a conclusion on the appropriateness of management’s preparation of the financial statements with the assumption of a going concern, and, based on the audit evidence obtained, conclude whether any material uncertainty exists in relation to events or conditions that may cast significant doubt on such assumption. If we conclude that a material uncertainty exists in connection with the going concern assumption, we are required to draw attention in our auditor’s report to the notes to the financial statements or, if such notes on material uncertainty are inadequate, to express a qualified opinion with exceptions on the financial statements. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•

Evaluate whether the presentation of and notes to the financial statements are in accordance with corporate accounting standards generally accepted as fair and appropriate in Japan, evaluate the overall presentation, structure and content of the financial statements, including the related notes thereto, and check whether the financial statements fairly represent the underlying transactions and accounting events.

We report to the audit and supervisory committee regarding, among other matters, the planned scope and timing of the audit, significant audit findings, including any significant deficiencies in internal control that we identify during our audit process, and other matters required by the auditing standards.

We also provide the audit and supervisory committee with a statement that we have complied with relevant professional ethical requirements in Japan regarding independence, and if any measures have been taken to remove matters or impediments reasonably considered to affect the auditor’s independence, or if safeguards have been applied to reduce such impediments to an acceptable level, we report the details of such measures or safeguards.

Interest required to be disclosed by the Certified Public Accountants Act of Japan

Our firm and our engagement partners do not have any interest in the Company which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

End

Audit and Supervisory Committee’s Report Pertaining to Financial Statements

Audit Report

We have audited the execution of the duties by the directors during the 21st fiscal year from January 1, 2025, to December 31, 2025, and hereby report the auditing method and the results thereof as follows:

1.	Auditing Method and Details Thereof

We received reports on a regular basis from directors and employees, etc. regarding the contents of resolutions made by the board of directors on matters stipulated in Article 399-13, Paragraph 1, Item 1 (b) and (c) of the Companies Act, and the status of establishment and operation of the system (i.e., the internal control system) developed based on such resolutions, requested explanations when necessary, expressed our opinions regarding such reports, and conducted an audit according to the following methods:

(i)

In accordance with our audit policy for the fiscal year under review and the assignment of duties etc., and in coordination with the Company’s internal control division, we attended important meetings, received reports from directors and employees, etc. regarding the matters concerning the performance of their duties, requested explanations when necessary, reviewed important documents for approval, etc., and examined the business and financial conditions of the Company. With respect to subsidiaries, we communicated and exchanged information with the directors and corporate auditors, etc. of such subsidiaries, and received reports from such subsidiaries concerning their business when necessary.

(ii)

We monitored and reviewed to make sure that the accounting auditor maintained its independent position and performed appropriate audits. In addition, we received reports from the accounting auditor on the status of the performance of its duties and requested explanations when necessary. We also received a notice from the accounting auditor to the effect that the “system to secure appropriate performance of duties” (i.e., the matters listed in each item of Article 131 of the Regulations for Corporate Accounting) has been established in accordance with the “Quality Control Standards for Audit” (November 16, 2021, Business Accounting Council), etc., and requested explanations when necessary.

Based on the methods specified above, we reviewed the business report and its supplementary schedules, the non-consolidated financial statements (non-consolidated balance sheet, non-consolidated statement of operations, non-consolidated statement of changes in net assets, and notes to non-consolidated financial statements), and the supplementary schedules thereof, as well as the consolidated financial statements (consolidated balance sheet, consolidated statement of operations, consolidated statement of changes in net assets, and notes to consolidated financial statements) for the relevant fiscal year.

2.	Audit Results

(1)	Audit Result for Business Report, etc.

(i)	We acknowledge that the business report and its supplementary schedules correctly represent the status of the Company in accordance with the laws and regulations and the Articles of Incorporation.

(ii)	No unlawful acts or significant facts in violation of the laws and regulations or the Articles of Incorporation have been recognized in relation to the execution of duties by the directors.

(iii)

We acknowledge that the resolutions of the board of directors with respect to the internal control system are appropriate. In addition, we have found no matters to point out as to the description of the business report and the execution of duties by the directors with respect to the internal control system.

(2)	Audit Result for Non-Consolidated Financial Statements and Supplementary Schedules

We acknowledge that the methods and results of the audit by Koa Audit Corporation, the accounting auditor, are appropriate.

(3)	Audit Result for Consolidated Financial Statements

We acknowledge that the methods and results of the audit by Koa Audit Corporation, the accounting auditor, are appropriate.

February 25, 2026
Headwaters Co., Ltd.
Audit and Supervisory Committee
Full-time Audit and Supervisory Committee member
Michitada Takeuchi (seal)
Audit and Supervisory Committee member
Atsunori Shirakawa (seal)
Audit and Supervisory Committee member
Masaki Ono (seal)

(Note) 1. Audit and Supervisory Committee members, Mr. Michitada Takeuchi, Mr. Atsunori Shirakawa and Mr. Masaki Ono, are Outside Directors as prescribed in Article 2, Item (xv) and Article 331, Paragraph (6) of the Companies Act.

End